SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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ACTEL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ACTEL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on June 3, 2005

TO THE SHAREHOLDERS:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Actel Corporation, a California corporation (Actel), will be held on June 3, 2005, at 10:00 a.m. at Embassy Suites, 2885 Lakeside Drive, Santa Clara, California 95054, for the following purposes:

1.	To elect six directors to serve until the next Annual Meeting of Shareholders and until their successors are elected.

2.

To approve amendments made in Actel’s Amended and Restated 1986 Equity Incentive Plan (formerly the 1986 Incentive Stock Option Plan), including the authority to grant stock appreciation rights, restricted stock, restricted stock units, performance shares, and performance units.

3.	To approve an amendment made in Actel’s Amended and Restated 1993 Employee Stock Purchase Plan increasing the number of shares reserved for issuance under the Plan by 1,000,000.

4.	To ratify the appointment of Ernst & Young LLP as Actel’s registered public accounting firm for the fiscal year ending January 1, 2006.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments of the Annual Meeting.

          Only shareholders of record at the close of business on April 15, 2005, are entitled to notice of and to vote at the Annual Meeting.  On April 15, 2005, 25,172,891 shares of Actel’s Common Stock were issued and outstanding.

          All shareholders are cordially invited to attend the Annual Meeting in person.  However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid, self-addressed envelope enclosed for that purpose.  Any shareholder attending the Annual Meeting may vote in person even if such shareholder has returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS

DAVID L. VAN DE HEY

Secretary

Mountain View, California
April 30, 2005

ACTEL CORPORATION

PROXY STATEMENT

2005 ANNUAL MEETING OF SHAREHOLDERS

          The enclosed Proxy is solicited on behalf of the Board of Directors of Actel Corporation, a California corporation, for use at the Annual Meeting of Shareholders to be held on Friday, June 3, 2005, at 10:00 a.m. PDT, and at any adjournments of the Annual Meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders.  The Annual Meeting will be held at Embassy Suites, 2885 Lakeside Drive, Santa Clara, California 95054.  The telephone number at that address is (408) 496-6400.  In this Proxy Statement, Actel Corporation is referred to as “Actel,” “the Company,” “we,” “us,” or “our.”

          These proxy solicitation materials were mailed on or about May 6, 2005, to all shareholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

          Holders of record of Actel Common Stock at the close of business on April 15, 2005 (Record Date), are entitled to notice of and to vote at the Annual Meeting.  At the Record Date, 25,172,891 shares of Common Stock were issued and outstanding.

Revocability of Proxies

          Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (i) delivering to our Secretary a written notice of revocation or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person.  Our principal executive offices are located at 2061 Stierlin Court, Mountain View, California 94043.  Our telephone number at that address is (650) 318-4200.

Voting and Solicitation

          Except as described in the following paragraph, each shareholder is entitled to one vote for each share held on all matters.

          At the Annual Meeting, shareholders are entitled to cumulate votes (as described below) for candidates in nomination if the shareholder has given notice prior to commencement of voting of the shareholder’s intention to cumulate votes.  If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination either (i) by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are normally entitled or (ii) by distributing the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit.  The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, will be elected; votes against any candidate and votes withheld shall have no legal effect.   You are being asked to grant discretionary authority to cumulate votes to the proxy holders.   If cumulative voting is properly invoked by any shareholder, the holders of the proxies solicited hereby intend to vote such proxies in a manner that ensures the election of as many of the nominees set forth herein as possible.

          This solicitation of proxies is made by our Board of Directors and all related costs will be borne by us.  In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.  Original solicitation of proxies by mail may be supplemented by telephone, facsimile, or personal solicitation by our directors, officers, or regular employees without payment of additional compensation.  We have engaged The Proxy Advisory Group of Strategic Stock Surveillance, LLC, to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements that are not expected to exceed $18,000 in the aggregate.

Required Vote

          The quorum required to conduct business at the Annual Meeting or any adjournments of the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date.  If a quorum is present, the six candidates receiving the highest number of affirmative votes are elected directors; votes against any candidate and votes withheld have no legal effect.  The affirmative vote of a majority of the shares represented at the Annual Meeting and “entitled to vote” are required to approve Proposals No. 2 (Approval of Amendments made in Amended and Restated 1986 Equity Incentive Plan) and No. 3 (Approval of Amendment made in Amended and Restated 1993 Employee Stock Purchase Plan).  On all other proposals set forth in this Proxy Statement, the affirmative vote of the majority of the shares represented at the Annual Meeting and “voting” will be the act of the shareholders.

          Although there is no definitive California statute or case law as to the proper treatment of abstentions and broker nonvotes, we believe that both abstentions and broker nonvotes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business.  We also believe that neither abstentions nor broker nonvotes should be counted for purposes of determining the total number of shares represented and “voting” on each matter for which that is the required vote of the shareholders.  We further believe that abstentions should be counted, but broker nonvotes should not be counted, for purposes of determining the total number of shares represented and “entitled to vote” on each matter for which that is the required vote of the shareholders.  In the absence of controlling precedent to the contrary, we intend to treat abstentions and broker nonvotes in the manner described in this paragraph.

Deadline for Receipt of Shareholder Proposals for 2006 Annual Meeting of Shareholders

          In order to be considered for inclusion in our proxy statement and form of proxy relating to our 2006 Annual Meeting of Shareholders, shareholder proposals must be received by our Secretary no later than January 4, 2006.  In addition, under our Bylaws, a shareholder wishing to nominate a person for election to the Board of Directors or make a proposal at the 2006 Annual Meeting of Shareholders must submit notice of such nomination or proposal to our Secretary 90 to 120 days before the meeting.

Share Ownership

          The following table sets forth certain information regarding the beneficial ownership of Actel Common Stock by each person who we believe owned beneficially more than 5% of our outstanding shares of Common Stock as of the Record Date:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Babson Capital Management LLC One Memorial Drive Cambridge, Massachusetts 02142-1300	1,656,800 (2)	6.6%
Franklin Resources, Inc. One Franklin Parkway San Mateo, California 94403-1906	3,665,678 (3)	14.6%
Neuberger Berman, Inc. 605 Third Avenue New York, New York 10158-3698	1,894,419 (4)	7.5%

(1)	Calculated as a percentage of shares of Common Stock outstanding as of the Record Date.

(2)

As reported by the beneficial owner as of December 31, 2004, in a Schedule 13G filed with the Securities and Exchange Commission (SEC) on January 10, 2005.  The reporting person, which is an investment adviser, has sole voting power with respect to 1,651,100 shares of Common Stock, shared voting power with respect to 5,700 shares of Common Stock, and sole dispositive power with respect to 1,656,800 shares of Common Stock, which are owned by investment advisory client(s) of the reporting person.

(3)

As reported by the beneficial owner as of December 31, 2004, in a Schedule 13G (Amendment No. 2) filed with the SEC on February 14, 2005.  The reporting person (FRI), which is a parent holding company, has direct and indirect investment advisor subsidiaries that advise one or more open or closed-end investment companies or other managed accounts (Advisor Subsidiaries).  Franklin Mutual Advisers, LLC (FMA), an indirect wholly owned investment advisory subsidiary of FRI, has sole voting and dispositive powers with respect to 2,293,700 shares of Common Stock.  Franklin Templeton Portfolio Advisors, Inc. (FTPA), a wholly owned investment advisory subsidiary of FRI, has sole voting and dispositive powers with respect to 1,371,978 shares of Common Stock.  FMI and FPCG reported the securities over which they hold investment and voting power separately from FAI, FPCG, and all other Advisor Subsidiaries because such powers are exercised independently.  FPCG may hold some or all of such shares under investment management arrangements under which the underlying clients may retain the power to vote the shares beneficially held by FPCG.  To the extent any underlying clients retain voting power of any shares, FPCG disclaims sole power to vote or direct the vote for such shares.  Charles B. Johnson and Rupert H. Johnson, Jr. (Principal Shareholders) each own in excess of 10% of the outstanding Common Stock of FRI and are the principal shareholders of FRI.  FRI and the Principal Shareholders may be deemed to be, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934 (Exchange Act), the beneficial owner of securities held by persons and entities advised by FRI subsidiaries.  FRI, the Principal Shareholders, and each of the Adviser Subsidiaries disclaim any economic interest or beneficial ownership in any of the securities covered by the Schedule 13G.

(4)

As reported by the beneficial owner as of December 31, 2004, in a Schedule 13G (Amendment No. 5) filed with the SEC on February 15, 2005.  The reporting person has sole voting power with respect to 20,300 shares of Common Stock, shared voting power with respect to 1,488,700 shares of Common Stock, and shared dispositive power with respect to 1,894,419 shares of Common Stock.  The reporting person, which is an investment company and a parent holding company, owns 100% of Neuberger Berman, LLC and Neuberger Berman Management Inc.  Neuberger Berman, LLC is an investment advisor and broker/dealer with discretion.  Neuberger Berman Management Inc. is an investment advisor to a Series of Public Mutual Funds.  Neuberger Berman Genesis Fund Portfolio, a series of Equity Managers Trust, beneficially owns 1,462,400 shares of Common Stock.  Neuberger Berman, LLC serves as sub-adviser and Neuberger Berman Management Inc. serves as investment manager of Neuberger Berman Genesis Fund Portfolio, which holds such shares in the ordinary course of its business and not with the purpose of changing or influencing the control of the issuer.  The balance of the shares with respect to which the reporting person has shared voting power is held by Neuberger Berman’s various other Funds.  Neuberger Berman, LLC is the sub-advisor to such Funds.  Neuberger Berman, LLC also has the sole power to vote the shares of many unrelated clients.  The clients are the actual owners of those shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such shares.  The balance of the shares with respect to which the reporting person has shared dispositive power is held for individual client accounts.

PROPOSAL NO. 1  — ELECTION OF DIRECTORS

Nominees

          A board of six directors is to be elected at the Annual Meeting.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.  If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our present Board of Directors to fill the vacancy.  We are not aware of any nominee who will be unable or will decline to serve as a director.  The term of office of each person elected as a director will continue until the next Annual Meeting and until a successor has been elected.

The Board of Directors recommends that shareholders vote “FOR” the nominees listed below:

Name of Nominee	Age	Principal Occupation	Director Since

John C. East	60	President and Chief Executive Officer Actel Corporation	1988

James R. Fiebiger (1)(2)	63	Business Consultant	2000

Jacob S. Jacobsson (1)(3)	51	President and Chief Executive Officer Forte Design Systems	1998

J. Daniel McCranie (2)(3)	61	Business Consultant	2004

Henry L. Perret (1)	59	President and Chief Executive Officer and Acting Chief Financial Officer Legerity, Inc.	2003

Robert G. Spencer (2)(3)	61	Principal The Spencer Group	1989

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
(3)	Member of Nominating Committee.

          Mr. East has been a director, and served as our President and Chief Executive Officer, since December 1988.

          Dr. Fiebiger has been a director since December 2000.  He has been an independent consultant to the semiconductor industry since October 2004.  From December 1999 to September 2004, Dr. Fiebiger was Chairman and Chief Executive Officer of Lovoltech Inc., a privately held semiconductor company specializing in low voltage devices.  He also serves as a director of Mentor Graphics Corporation, QLogic Corporation, and a private company.  Dr. Fiebiger was Vice Chairman and Managing Director of Technology Licensing of GateField Corporation, a semiconductor company that we purchased in November 2000, from 1998 to 2000, and President and Chief Executive Officer and a director of GateField from 1996 to 1998.  He has also held the positions of President and Chief Operating Officer of VLSI Technology, Inc., an ASIC semiconductor company, and Senior Corporate Vice President and Assistant General Manager of Motorola Inc.’s worldwide semiconductor sector.

          Mr. Jacobsson has been a director since May 1998.  Since November 2000, he has been President and Chief Executive Officer and a director of Cynapps, Inc., and its successor by merger, Forte Design Systems, a privately-held company that offers products and services for the hierarchical design and verification of large, complex systems and integrated circuits.  For the five years before that, he was President and Chief Executive Officer of SCS Corporation, a privately held semiconductor company in the Radio Frequency Identification area.  Mr. Jacobsson also serves as a director of various private companies.

          Mr. McCranie has been a director since April 2004.  He has been an independent business consultant since 2001.  Mr. McCranie has been Chairman of the Board of Virage Logic Corporation, a provider of application-optimized semiconductor intellectual property platforms based on memory, logic, and design tools, since August 2003; and of ON Semiconductor Corporation, a global supplier of power and data management and standard semiconductor components, since August 2002.  He is also a member of the Board of Directors of Cypress Semiconductor Corporation, a diversified, broadline semiconductor supplier with a communications focus located in San Jose, California, where he was employed from 1993 to 2001, most recently as Vice President, Marketing and Sales.  From 1986 to 1993, Mr. McCranie was President, Chief Executive Officer, and Chairman of SEEQ Technology, Inc., a manufacturer of semiconductor devices.  He was previously Chairman of the Board of Xicor Inc. and has served on the Boards of California Micro Devices and ASAT Holdings Limited.

          Mr. Perret has been a director since January 2003.  Since November 2003, he has been President and Chief Executive Officer and acting Chief Financial Officer and a director of Legerity, Inc.  Before that, he had been Vice President of Finance, Chief Financial Officer, and General Manager of the Voice Network Access product line at Legerity since August 2001.  Before joining Legerity, Mr. Perret was our Vice President of Finance and Chief Financial Officer from June 1997 and our Controller from January 1996.  From April 1992 until joining us, he was the Site Controller for the manufacturing division of Applied Materials, Inc., a maker of semiconductor manufacturing equipment, in Austin, Texas.  From 1978 to 1991, Mr. Perret held various financial positions with National Semiconductor Corporation, a semiconductor manufacturer.

          Mr. Spencer has been a director since February 1989.  He has been the principal of The Spencer Group, a consulting firm, for the past five years.

          There is no family relationship between any of our directors and executive officers.

Director Independence; Board Meetings and Committees

          The Board of Directors has determined that, except for Mr. East, each of its current directors, including all directors standing for re-election, is an “independent director” as defined in Rule 4200 of The Nasdaq Stock Market (Nasdaq).

          Our Board of Directors has separately-designated standing Audit, Compensation, and Nominating Committees.  During our 2004 fiscal year, which ended January 2, 2005, the Board of Directors held five meetings, the Board’s Audit Committee held eight meetings, the Board’s Compensation Committee held six meetings, and the Board’s Nominating Committee held three meetings.  Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees of the Board of Directors on which he served.

          The Audit Committee, which currently consists of Messrs. Perret (Chairman), Fiebiger, and Jacobsson, reviews the results and scope of the audit and other services provided by our registered public accounting firm.  The Audit Committee has a charter and the Board of Directors has determined that each member of the Audit Committee is an “independent director” as defined in Nasdaq Rule 4200.  The Board of Directors has also determined that Mr. Perret qualifies as an “audit committee financial expert” and is currently “independent,” as those terms are defined in the applicable SEC rules and regulations.  See the Audit Committee Report under “OTHER INFORMATION” for more information regarding the Audit Committee and its functions.

          The Compensation Committee, which currently consists of Messrs. McCranie (Chairman), Fiebiger, and Spencer, approves salary, benefit, and incentive compensation matters.  The Compensation Committee has a charter and the Board of Directors has determined that each member of the Compensation Committee is an “independent director” as defined in Nasdaq Rule 4200.  See the Compensation Committee Report under “OTHER INFORMATION” below for more information regarding the Compensation Committee and its functions.

          The Nominating Committee, which currently consists of Messrs. Jacobsson (Chairman), McCranie, and Spencer, recommends director nominees to the Board of Directors.  The Nominating Committee has a charter and the Board of Directors has determined that each member of the Nominating Committee is an “independent director” as defined in Nasdaq Rule 4200.  The policy of the Nominating Committee is to consider candidates recommended by shareholders in the same manner as candidates recommended to the Committee from other sources.  See “Director Candidates” under “OTHER INFORMATION” below for a discussion of the Nominating Committee’s policy with regard to the process for identifying and evaluating nominees for director, including nominees recommended by shareholders.

PROPOSAL NO. 2  —  APPROVAL OF AMENDMENTS MADE IN
AMENDED AND RESTATED 1986 EQUITY INCENTIVE PLAN

General

          On April 22, 2005, the Board of Directors amended (subject to shareholder approval) and restated the 1986 Incentive Stock Option Plan (now called the 1986 Equity Incentive Plan) to permit the grant of stock appreciation rights, restricted stock, restricted stock units, performance shares, and performance units.  We have historically included equity incentives as a significant component of compensation for a broad range of employees.  While the Board believes that the 1986 Incentive Stock Option Plan (Option Plan) served us well by enabling us to recruit and retain talented employees, the Board also believes that the variety of equity incentives we will be able to offer under the proposed Amended and Restated 1986 Equity Incentive Plan (Equity Plan) is critical to maintaining our position within the competitive market for qualified personnel in a changing compensation environment.  In addition, the Equity Plan includes specific performance measures that the Compensation Committee may use to help qualify certain awards as “performance-based compensation” under Section 162(m) of the Code, which preserves our ability to deduct compensation expenses related to those awards.

          The Board recognizes that any single restricted stock award, restricted stock unit award, or performance share that may be granted under the Equity Plan would represent a greater net transfer of value from the equity interests of all shareholders than a single stock option grant.  Accordingly, the Board has proposed that, for each share of Common Stock issued in connection with a full value award that does not provide for full payment in cash or property by the participant, two fewer shares will be available for issuance under the Equity Plan.  The Board believes this limitation will cause any restricted stock awards, restricted stock unit awards, and performance shares that may be issued under the Equity Plan to represent a smaller net transfer of value than the corresponding number of stock option grants, in addition to being less dilutive to the equity interests of all shareholders.

          In further consideration of such shareholder interests, the Equity Plan prohibits the substitution of new stock options or stock appreciation rights for previously granted stock options or stock appreciation rights, or the amendment of any stock option or stock appreciation right to reduce the exercise price, without shareholder approval.  On April 22, 2005, the Board also authorized the repurchase of another 1,000,000 shares under a stock repurchase program adopted in 1998 to mitigate dilution.  To date, 3,389,197 shares of Common Stock have been repurchased on the open market, and the repurchase of another 1,610,803 shares has been authorized.  While any future stock repurchases are subject to market conditions and the consideration of alternative investment opportunities available from time to time, the Board remains committed to preserving and maximizing shareholder value.

          The Board believes that the Equity Plan conforms to current and pending accounting standards as well as prevailing shareholder views, in addition to providing the flexibility necessary for us to compete successfully with other companies to attract and retain valuable employees in the future.

          The Board of Directors recommends that shareholders vote “FOR” the Equity Plan.  An abstention will have the same effect as a vote “AGAINST” the Equity Plan amendments.

Summary of the Equity Plan

          The Option Plan was initially approved by the Board of Directors in January 1986 and by the shareholders in May 1986.  Since then, the Board and Actel’s shareholders have approved numerous amendments to the Option Plan, including increases in the number of shares of Common Stock issuable under the Option Plan.  The term of the Option Plan was last extended in 2001.  The Option Plan provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (Code), and for the granting of nonstatutory options to employees and consultants (including sales representatives).  See “Certain Federal Income Tax Information” below for information concerning the tax treatment of both incentive stock options and nonstatutory stock options.  The Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA).

          At December 31, 2004, options to purchase a total of 6,168,485 shares of Common Stock had been exercised and not repurchased; options to purchase a total of 7,456,076 shares were outstanding at a weighted average exercise price of $20.26 per share; and 311,583 shares remained available for future option grants under the Option Plan.  See “Amended Plan Benefits” below for disclosure regarding the approximate dollar value and number of options to purchase shares that were allocated to officers and employees under the Option Plan in 2004.

          On April 22, 2005, the Board of Directors amended (subject to shareholder approval) and restated the Option Plan to permit the grant of stock appreciation rights, restricted stock, restricted stock units, performance shares, and performance units.  The essential features of the Equity Plan are summarized below.  This summary does not purport to be complete and is subject to, and qualified by, reference to all provisions of the Equity Plan, which is attached as Appendix A.

•	Summary of the Proposed Amendments

The primary amendments contained in the Equity Plan are summarized below:

• Changes Name of Plan

The Equity Plan is called the “1986 Equity Incentive Plan” to reflect that awards other than options may be granted.

• Expands Types of Equity Incentives Authorized under the Plan

The Equity Plan authorizes the grant of stock appreciation rights, restricted stock, restricted stock units, performance shares, and performance units.

	•	Doubles Certain Stock Awards in Calculating the Number of Shares Issued under the Plan

          The Equity Plan provides that any restricted stock, performance shares, or restricted stock units granted under the Plan with a per share or unit purchase price lower than 100% of fair market value on the date of grant shall be counted against the numerical limits of the Plan as two shares for every one share subject thereto.

	•	Deletes “Liberal Share Counting” Provisions

          Except for cancelled or forfeited shares and shares settled in cash, the Equity Plan is intended to restrict the “recycling” of shares back into the Plan.  This means that shares exchanged or withheld to pay the purchase or exercise price of an award (including shares withheld to satisfy the exercise price of a stock appreciation right settled in stock) or to satisfy tax withholding obligations count against the numerical limits of the Plan.

	•	Authorizes “Performance-Based” Compensation

          The Equity Plan provides specific performance measures that the Compensation Committee may use to help qualify certain awards as “performance-based” compensation under Section 162(m) of the Code, which preserves the Company’s ability to deduct compensation expenses related to those awards.

	•	Prohibits Option Repricing Without Shareholder Approval

          The Equity Plan prohibits the substitution of new stock options or stock appreciation rights for previously granted stock options or stock appreciation rights, or the amendment of any stock option or stock appreciation right to reduce the exercise price, without shareholder approval.

•	Purposes

          The purposes of the Equity Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive for employees and consultants of Actel, and to promote the success of Actel’s business.

•	Administration

The Equity Plan may be administered by the Board or a committee designated by the Board that is constituted in accordance with applicable rules and regulations (Administrator).

•	Eligibility

          The Equity Plan provides that awards may be granted to employees (including officers and directors who are also employees) and consultants of Actel or its parent, if any, or subsidiary.  Incentive stock options may only be granted to employees.  The Administrator selects the individuals to whom awards will be granted and determines the number of shares to be represented by each award as well as the terms thereof.

•	Grant Limitation

          The Equity Plan limits the awards that may be granted to a participant under the Equity Plan in any fiscal year to (i) stock options and stock appreciation rights to purchase 500,000 shares; (ii) 250,000 shares of restricted stock, performance shares, and restricted stock units; and (iii) performance units having an initial value greater than $500,000; provided that the limits are doubled in a participant’s first year of service.  These limits are subject to appropriate adjustment in the event of stock splits, reverse stock splits, and the like.  The purpose of these limits, which are intended to comply with Section 162(m) of the Code and the regulations thereunder, is to preserve Actel’s ability to deduct compensation expenses related to the awards.

•	Stock Options

Each option granted under the Equity Plan is to be evidenced by a written stock option agreement between Actel and the optionee and is subject to the following additional terms and conditions:

	•	Exercise of the Option

          The Administrator determines on the date of grant when options become exercisable.  An option is exercised by giving written notice of exercise to Actel specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to Actel.  Subject to applicable law, the acceptable methods of payment for shares issued upon exercise of an option are set forth in the option agreement and may consist of (i) cash, (ii) check, (iii) promissory note, (iv) shares of Common Stock, (v) the delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise and delivery to Actel of the exercise price from the sale proceeds, (vi) any combination of the foregoing methods, or (vii) such other consideration and method of payment permitted under applicable law.

	•	Exercise Price

          The exercise price of options granted under the Equity Plan is determined on the date of grant.  The exercise price of stock options must be at least 100% of the fair market value per share at the time of grant.  In the case of options granted to an employee who at the time of grant owns more than 10% of the voting power of all classes of stock of Actel or any parent or subsidiary, the exercise price must be at least 110% of the fair market value per share of the Common Stock at the time of grant.  The fair market value of a share of Common Stock is the closing sales price for such stock as quoted on the Nasdaq National Market on the date of grant.

	•	Termination of Relationship

          If the optionee’s employment or consulting relationship with Actel is terminated for any reason (other than death or total and permanent disability, as discussed below), options may be exercised within 90 days (or such other period of time as is determined by the Administrator) after such termination as to all or part of the shares as to which the optionee was entitled to exercise at the date of such termination, provided that the option may be exercised no later than its expiration date.

• Disability

          If an optionee is unable to continue his or her employment or consulting relationship with Actel as a result of total and permanent disability, options may be exercised at any time within six months (or such other period of time not exceeding 12 months as is determined by the Administrator) from the date of disability to the extent such options were exercisable at the date of disability, provided that the option may be exercised no later than its expiration date.

• Death

          If an optionee dies while serving as an employee or consultant of Actel, options become fully vested and may be exercised at any time within 12 months after the date of death by the optionee’s estate or a person who acquired the right to exercise the option by bequest or inheritance, provided that the option may be exercised no later than its expiration date.

	•	Term and Termination of Options

          At the time an option is granted, the Administrator determines the period within which the option may be exercised.  The form of option agreement provides that options granted under the Equity Plan expire ten years from the date of grant.  In no event may the term of an incentive stock option be longer than ten years.  No option may be exercised by any person after the expiration of its term.  An incentive stock option granted to an optionee who, at the time such option is granted, owns more than 10% of the voting power of all classes of stock of Actel may not have a term of more than five years.

• Other Provisions

The option agreement may contain such other terms, provisions, and conditions not inconsistent with the Equity Plan as may be determined by the Administrator.

•	Stock Appreciation Rights

          Stock appreciation rights are awards that grant the participant the right to receive an amount equal to the product of (i) the number of shares exercised and (ii) the amount by which the Company’s stock price exceeds the exercise price.  The per share exercise price for the shares to be issued pursuant to exercise of a stock appreciation right is determined by the Administrator, but must be no less than 100% of the fair market value per share on the date of grant.  A stock appreciation right will be exercisable, in whole or in part, at such time as the Administrator specifies in the stock appreciation right award, but will expire no later than ten years after the date of grant.  An individual will be able to profit from a stock appreciation right only if the fair market value of our Common Stock increases above the exercise price.  The Company’s obligation arising upon the exercise of a stock appreciation right may be paid in shares or in cash, or any combination thereof, as the Administrator may determine.  Shares issued upon the exercise of a stock appreciation right are valued at their fair market value as of the date of exercise.  The termination of relationship provisions discussed above for options are also applicable to stock appreciation rights.

•	Restricted Stock

          Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Administrator.  Subject to the annual share limitations set forth above, the Administrator has complete discretion to determine (i) the number of shares of restricted stock granted to any participant and (ii) the conditions for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component.  Each restricted stock grant must be evidenced by an agreement that specifies the purchase price (if any) and such other terms and conditions as the Administrator may determine in its sole discretion (except that any purchase price must be paid no more than ten years following the date of grant).  Typically, the agreement will grant the Company a right to repurchase, at the price originally paid by the purchaser, any unvested restricted stock upon termination of the purchaser’s employment or consulting relationship with the Company for any reason (other than death).  If a purchaser dies while serving as an employee or consultant of Actel, any unvested restricted stock shall vest in full.  The Administrator may accelerate the time at which any restriction may lapse or be removed.  On the date set forth in the award agreement, all unvested restricted stock will be forfeited to or repurchased by the Company.  Unless and until the shares are repurchased or forfeited, purchasers of restricted stock have the right to vote, receive dividends, and exercise all other rights of a shareholder with respect to the shares of restricted stock.

•	Restricted Stock Units

          Restricted stock units are awards that obligate the Company to deliver shares of Common Stock to the participant as specified on each vesting date.  Subject to the annual share limitations set forth above, the Administrator has complete discretion to determine (i) the number of shares subject to a restricted stock unit award granted to any participant and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component.  If a participant dies while serving as an employee or consultant of Actel, any restricted stock units shall vest in full.  Until the shares are issued, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the underlying shares, unless a dividend equivalent has been issued in tandem with the restricted stock unit.

•	Performance Shares

          Performance shares are also awards that obligate the Company to deliver shares of Common Stock to the participant as specified on each vesting date.  Performance shares may be granted to participants at any time and from time to time as shall be determined at the discretion of the Administrator.  Subject to the annual share limitations set forth above, the Administrator shall have complete discretion to determine (i) the number of shares of Common Stock subject to a performance share award granted to any service provider and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component.  If a participant dies while serving as an employee or consultant of Actel, any performance shares shall vest in full.

•	Performance Units

          Performance units are similar to performance shares, except that they are settled in a cash equivalent to the fair market value of the underlying shares, determined as of the vesting date.  Subject to the annual share limitations set forth above, the Administrator shall have complete discretion to determine (i) the number of shares of Common Stock subject to a performance unit award granted to any participant and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component.  If a participant dies while serving as an employee or consultant of Actel, any performance units shall vest in full.  No right to vote or receive dividends or any other rights as a shareholder exist with respect to performance units or the cash payable thereunder.

•	Dividend Equivalents

          A dividend equivalent is a credit, payable in cash, awarded at the discretion of the Administrator, to the account of a participant in an amount equal to the cash dividends paid (if any) by the Company on one share of Common Stock for each share represented by an award.

•	Code Section 162(m) Performance Goals

          The Equity Plan is designed to permit the Company to issue awards that qualify as performance-based under Section 162(m) of the Code.  Thus, the Administrator may make performance goals applicable to a participant with respect to an award.  At the Administrator’s discretion, one or more of the following performance goals may apply:  annual revenue, cash position, earnings per share, net income, operating cash flow, operating income, return on assets, return on equity, return on sales, total stockholder return, and individual performance objectives.  In granting restricted stock, restricted stock units, performance shares, or performance units that are intended to qualify under Section 162(m) of the Code, the Administrator may follow any procedure that it determines from time to time is necessary or appropriate to ensure qualification of the award under Section 162(m).  The Administrator will also adjust any evaluation of performance under a performance goal to exclude (i) any extraordinary non-recurring items and (ii) the effect of any changes in accounting principles affecting the Company’s or a business unit’s reported results.

•	Nontransferability Of Awards

          Unless determined otherwise by the Administrator, an award granted under the Equity Plan is not transferable other than by will or the laws of descent and distribution, and may be exercised only by the participant during the participant’s lifetime or, in the event of death, by the participant’s estate or by a person who acquires the right to exercise the award.  No awards granted under the Equity Plan may ever be transferred for value.

•	Stock Subject to the Equity Plan

          The Equity Plan provides that the aggregate number of shares that may be sold under the Plan is increased annually on the first day of each fiscal year by such amount as is necessary to make the total number of shares available for grant under the Equity Plan equal to 5% of Actel Common Stock issued and outstanding at the close of business on the last day of the immediately preceding fiscal year (the Annual Replenishment).  Following the Annual Replenishment on January 3, 2005, a total of 14,866,471 shares of Common Stock were reserved for issuance under the Equity Plan, of which 1,270,458 shares were available for future option grants (including 885,781 shares available for issuance as incentive stock options).

          Any shares subject to options or stock appreciation rights shall be counted against the shares available for issuance as one share for every share subject thereto.  Any shares subject to restricted stock purchase rights, restricted stock units, or performance shares with a per share purchase price lower than 100% of fair market value on the date of grant shall be counted against the shares available for issuance as two shares for every one share subject thereto.  To the extent a share that was subject to an award which counted as two shares against the Equity Plan reserve is recycled back into the Equity Plan, the Equity Plan shall be credited with two shares.

          If an award expires or becomes unexercisable without having been exercised in full or, with respect to restricted stock, performance shares, or restricted stock units, expires unvested and is forfeited to or repurchased by the Company, the unpurchased, forfeited, or repurchased shares that were subject thereto shall become available for future grant or sale under the Equity Plan.  With respect to stock appreciation rights, when a stock-settled stock appreciation right is exercised, the shares subject to the stock appreciation right grant agreement shall be counted against the shares available for issuance as one share for every share subject thereto, regardless of the number of shares used to settle the stock appreciation right upon exercise (i.e., shares withheld to satisfy the exercise price of a stock appreciation right shall not remain available for issuance under the Equity Plan).  Shares that have actually been issued under the Equity Plan under any award shall not be returned to the Equity Plan and shall not become available for future distribution under the Equity Plan; provided, however, that shares of restricted stock, performance shares, or restricted stock units that expire unvested and are repurchased by the Company at their original purchase price or are forfeited to the Company shall become available for future grant under the Equity Plan.  Shares used to pay the exercise price of an option or stock purchase right shall not become available for future grant or sale under the Equity Plan.  Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the Equity Plan.  To the extent an Equity Plan award is paid out in cash rather than stock, such cash payment shall not reduce the number of shares available for issuance under the Equity Plan.  Because they are payable only in cash, any payout of performance units or dividend equivalents shall not reduce the number of shares available for issuance under the Equity Plan.  Conversely, any forfeiture of performance shares or dividend equivalents shall not increase the number of shares available for issuance under the Equity Plan.

•	Adjustments; Dissolutions; Mergers and Asset Sales

          In the event any change, such as a stock split or dividend, is made in Actel’s capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by Actel, an appropriate adjustment shall be made in the number of shares under the Equity Plan, the price per share covered by each outstanding award, and the annual limits applicable to share-based awards.

          In the event of the proposed dissolution or liquidation of Actel, all awards that have not been exercised (with respect to options and stock appreciation rights) or vested will terminate immediately prior to the consummation of such proposed action.  The Administrator may, in its discretion, make provision for accelerating the vesting of shares subject to options and stock appreciation rights under the Equity Plan in the event of such a proposed dissolution or liquidation.  In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to other types of awards will lapse, and vesting will accelerate, provided the subject to the dissolution or liquidation taking place at the time and in the manner contemplated.

          In the event of the merger of Actel with or into another corporation or the sale of all or substantially all of the assets of Actel, each outstanding award shall be assumed or substituted for by the successor corporation.  If the successor corporation refuses to assume or substitute for the awards, they shall become fully vested.

•	Amendment and Termination

          The Board may amend the Equity Plan at any time or from time to time or may terminate the Equity Plan without approval of the shareholders, except that shareholder approval is required for any amendment to the Equity Plan requiring shareholder approval under applicable law as in effect at the time.  However, no action by the Board of Directors or shareholders may alter or impair any award previously granted under the Equity Plan without the written consent of holder of such award.  The Board may accelerate the vesting of any award or waive any condition or restriction pertaining to such award at any time.  The Board may not substitute new stock options or stock appreciation rights for previously granted stock options or stock appreciation rights, or amend any stock option or stock appreciation right to reduce the exercise price, without shareholder appr oval.

          Last extended in 2001, the Equity Plan will terminate on May 18, 2011, unless further extended or earlier terminated.  Any awards outstanding under the Equity Plan at the time of its termination will remain outstanding until they expire by their terms.

Certain Federal Income Tax Information

•	Incentive Stock Options

          An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax.  Upon an optionee’s sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain.  If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares.  Any gain or loss recognized on such premature sale of the shares in excess of the amount treated as ordinary income will be characterized as short-term capital gain or loss.

•	Nonstatutory Stock Options

          An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option.  Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price.  Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

•	Restricted Stock

          A purchaser will not recognize ordinary income at the time of purchase if restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code.  Instead, the purchaser will recognize ordinary income on the dates when the stock ceases to be subject to a substantial risk of forfeiture.  At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

          The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code.  In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date.  The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company.

•	Stock Appreciation Rights

          No income will be recognized by a recipient in connection with the grant of a stock appreciation right.  When a stock appreciation right that may only be settled in stock is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the fair market value of the Common Stock received upon the exercise.

•	Restricted Stock Units and Performance Shares

          A participant will not have taxable income upon grant.  Instead, he or she will recognize ordinary income at the time of vesting equal to the difference between (i) the fair market value of the vested shares (on the vesting date) or cash received and (ii) any amount paid for the shares.

•	Dividend Equivalents

          A participant will recognize taxable income upon the payout of a dividend equivalent.

•	Company Tax Deduction

          The Company generally will be entitled to a tax deduction in connection with an award under the Equity Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option).  Special rules limit the deductibility of compensation paid to the Chief Executive Officer and to each of the four most highly compensated executive officers.  Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.  However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met with respect to awards.  These conditions include shareholder approval of the performance goals under the Equity Plan, setting individual annual limits on each type of award, and certain other requirements.  The Equity Plan has been designed to permit the Administrator to grant certain awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to receive a federal income tax deduction in connection with such awards.

          THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE EQUITY PLAN.  IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH A PARTICIPANT MAY RESIDE.

Accounting Treatment

          Currently, employee option awards at or above fair market value on the grant date typically do not result in any direct charge to the Company’s reported earnings.  However, the fair market value of these awards is required to be disclosed in the notes to the Company’s financial statements.  The Company must also disclose, in the notes to the financial statements, the pro forma impact these awards would have on the Company’s reported earnings and earnings per share if the fair value of the awards at the time of grant were treated as a compensation expense.

          Currently, employee awards with purchase prices below fair market value on the grant date result in a direct compensation expense that is typically equal to the difference between the purchase price and the fair market value on the grant date.  Typically, this expense is amortized over the award’s vesting period.

          The Financial Accounting Standards Board will require mandatory expensing of equity awards for fiscal years commencing after June 15, 2005.  Accordingly, the Company will recognize compensation expense for all unvested awards as they vest beginning in the first quarter of the Company’s 2006 fiscal year.

Amended Plan Benefits

          The number of awards (if any) that an employee may receive under the Equity Plan is in the discretion of the Administrator and therefore cannot be determined in advance.  Our executive officers have an interest in this proposal because they are eligible to receive awards under the Equity Plan.  Only directors who are also employees of Actel are eligible to receive options under the Equity Plan.

          The following table summarizes the approximate dollar value and number of options to purchase shares that were allocated pursuant to the Option Plan in the last completed fiscal year to (i) the executive officers named in the Summary Compensation Table, (ii) all executive officers as a group, and (iii) all employees who are not executive officers as a group.

Amended Plan Benefits

	1986 Incentive Stock Option Plan (1)

Name and Position	Dollar Value (2)	Number of Option Shares Granted

John C. East President and Chief Executive Officer	$(938,470)	130,000
Esmat Z. Hamdy Senior Vice President of Technology and Operations	(324,855)	45,000
Paul V. Indaco Vice President of Sales	(324,855)	45,000
Dennis G. Kish Vice President of Marketing	(324,855)	45,000
Fares N. Mubarak Vice President of Engineering	(324,855)	45,000
Executive Officer Group (9 Persons)	(3,169,141)	439,000
Non-Executive Officer Employee Group	(3,114,975)	899,042

(1)

Future benefits under the Option Plan are not determinable because the value of options depends on the market price of Actel Common Stock on the date of grant.  In addition, grants of options under the Option Plan are at the discretion of the Administrator.

(2)

Indicates the difference between the exercise price of the options granted and $17.54, the closing price of the Company’s Common Stock on December 31, 2004, the last business day in the 2004 fiscal year.

PROPOSAL NO.  3  — APPROVAL OF AMENDMENT MADE IN
AMENDED AND RESTATED 1993 EMPLOYEE STOCK PURCHASE PLAN

          On April 22, 2005, the Board of Directors amended and restated the 1993 Employee Stock Purchase Plan.  One of the amendments made in the Amended and Restated 1993 Employee Stock Purchase Plan (ESPP) was to increase the maximum number of shares available for sale under the ESPP by 1,000,000 for offering periods commencing on and after July 5, 2005.  This amendment requires shareholder approval.

          Under the current accounting rules, if the number of shares sold to our employees in an offering period were to exceed the number of shares reserved for issuance at the beginning of that offering period, we would incur a compensation charge, which could be significant.  The Board of Directors believes our recognition of compensation expense in that circumstance would be contrary to the interests of our shareholders.  In addition, the Financial Accounting Standards Board will require mandatory expensing for equity awards for fiscal years commencing after June 15, 2005.  To address these accounting concerns, the Board amended the ESPP to change the ending dates of the current offering and purchase periods and the next purchase period, and the starting dates of the next offering period and the next two purchase periods.  Specifically, the current purchase and offering periods will terminate on July 1, 2005, instead of July 29, 2005, and July 31, 2006, respectively.  This was done to avoid any accounting charges under the current accounting rules, since the Company may not have had enough shares authorized under the ESPP before the start of the current offering period to satisfy subscriptions for the current purchase period, and certainly would not have had enough previously authorized shares to satisfy subscriptions for the next offering period, which would have begun on August 1, 2005.  Instead, the next purchase and offering periods will begin on July 5, 2005.  The next purchase period will end on January 1, 2006, instead of January 31, 2006, so that purchase period will end before the new accounting rules become effective for the Company.  This will permit the Company to avoid any accounting charges with respect to that purchase period.  The following purchase period will begin on January 3, 2006, and will end on July 31, 2006.  Thereafter, subsequent purchase periods will commence on the first trading day on or after August 1 and February 1 of each year and terminate on the last trading day before the following purchase period commences.

          The Board also amended the ESPP to state specifically that the Board (or its committee) may, in its discretion and without shareholder approval or the consent of any ESPP participants, modify or amend the ESPP to the extent necessary or desirable to reduce or eliminate unfavorable financial accounting consequences.  This may include, but is not limited to, amending the ESPP to conform with the safe harbor definition under Statement of Financial Accounting Standards 123 (revised December 2004); altering the purchase price for any purchase or offering period; shortening any purchase or offering period; reducing the maximum percentage of compensation a participant may elect to set aside as payroll deductions; and reducing the maximum number of shares a participant may purchase during any purchase or offering period.  Any of these changes could be taken with respect to an offering or purchase period already underway at the time of the change.

          In summary, we are seeking shareholder approval of the ESPP amendment increasing the number of shares available under the ESPP by 1,000,000.  Approval of the ESPP amendment will provide our employees with the continued opportunity to buy shares of Common Stock through accumulated payroll deductions.  We believe that employee ownership of Common Stock helps ensure that the interests of our employees and shareholders are aligned.

          The Board of Directors recommends that shareholders vote “FOR” approval of the ESPP amendment.  An abstention will have the same effect as a vote “AGAINST” the ESPP.

General

          The total number of shares currently authorized by shareholders for issuance under the ESPP is 3,519,680.  A total of 3,314,219 shares have been issued and sold under the ESPP.  Accordingly, the total number of shares currently available for issuance under the ESPP is 205,461.  If the ESPP amendment is approved, the total number of shares authorized for issuance under the ESPP will be 4,519,680, and the total number of shares available for issuance under the ESPP will be 1,205,461.  That number should be sufficient to meet our requirements for two or three years if we continue to issue shares under the ESPP at rates approximating historical levels.  See “Amended Plan Benefits” below for disclosure regarding the approximate dollar value and number of shares purchased under the ESPP by officers and employees with payroll deductions made during 2004.

          The essential features of the ESPP are summarized below.  This summary does not purport to be complete and is subject to, and qualified by, reference to all provisions of the ESPP, which is attached as Appendix B.

Summary of the ESPP

          The ESPP and the right of participants to make purchases under the ESPP are intended to qualify under the provisions of Sections 421 and 423 of the Code.  The ESPP is not a qualified deferred compensation plan under Section 401(a) of the Code and is not subject to ERISA.  The essential features of the ESPP are summarized below.

•	Purpose

          The purpose of the ESPP is to provide our employees with an opportunity to purchase Common Stock through accumulated payroll deductions.

•	Administration

          The ESPP may be administered by our Board of Directors or by a committee appointed by the Board.  All questions of interpretation or application of the ESPP are determined by our Board or its committee, whose decisions are final and binding on all participants.  Members of the Board who are eligible employees are permitted to participate in the ESPP but may not vote on any matter affecting the administration of the ESPP or the grant of any option pursuant to the Plan.  No director who is eligible to participate in the ESPP may be a member of the committee appointed to administer the ESPP.  No charges for administrative or other costs may be made against the payroll deductions of a participant in the ESPP.  Members of the Board receive no additional compensation for their services in connection with the administration of the ESPP.

•	Eligibility and Participation

          Any person who is customarily employed by us (or any of our majority-owned subsidiaries) at least 20 hours per week for at least five months in a calendar year is eligible to participate in the ESPP, provided that the employee is employed on the first day of an offering period.  Eligible employees become participants in the ESPP by delivering to us a subscription agreement authorizing payroll deductions prior to the applicable enrollment date.  An employee who becomes eligible to participate in the ESPP after the commencement of an offering period may not participate in the ESPP until the commencement of the next offering period.

•	Offering and Purchase Periods

          The ESPP is generally implemented during consecutive and overlapping 24-month offering periods, each of which is divided into four six-month purchase periods.  Generally, offering and purchase periods commence on February 1 and August 1 of each year.  As discussed above, the Board of Directors amended the ESPP on April 22, 2005, to change the ending dates of the current offering and purchase periods and the next purchase period, and the starting dates of the next offering period and the next two purchase periods, in order to avoid any accounting charges with respect to the current and next purchase periods.  Shares are purchased for participating employees on the last day of each purchase period, referred to as the “Exercise Date.”  Our Board may alter the duration of future offering periods without shareholder approval if such change is announced five days prior to the scheduled beginning of the first offering period to be affected.  The maximum offering period for an ESPP intended to qualify under the provisions of Section 423 of Code is 27 months.

•	Purchase Price

          The purchase price per share at which shares will be sold under the ESPP is the lower of 85% of the fair market value of Common Stock on the first day of each offering period or 85% of the fair market value of Common Stock on the Exercise Date.  The fair market value of a share of Common Stock is the closing sales price of our stock (or the closing bid, if no sales were reported) as quoted on the Nasdaq National Market.

          The purchase price of the shares is accumulated through payroll deductions during the offering period.  The deductions may not exceed 15% of a participant’s compensation, which is defined in the ESPP to mean all base straight time gross earnings, including overtime and shift premium, and all incentive compensation, incentive payments, bonuses, and other compensation.  A participant may at any time discontinue his or her participation in the ESPP or may increase or decrease the rate of payroll deductions.  Payroll deductions commence on the first payday in the offering period and continue at the same rate in the current and consecutive offering periods until amended or as provided in the ESPP.  A special payroll for ESPP deductions will be made on January 2, 2006.  All payroll deductions are credited to the participant’s account under the ESPP and are deposited with our general funds.  All payroll deductions received or held by us may be used for any corporate purpose.

•	Purchase of Stock

          At the beginning of each offering period, each participant, by executing a subscription agreement to participate in the ESPP, is in effect granted an option to purchase shares of Common Stock on each Exercise Date.  The maximum number of shares placed under option to a participant in a purchase period is that number determined by dividing the amount of participant’s total payroll deductions to be accumulated during the purchase period by the applicable purchase price; provided, however, that no participant may purchase more than 10,000 shares in any offering period.  Unless a participant withdraws from the ESPP, such participant’s option for the purchase of shares will be exercised automatically at the end of the purchase period for the maximum number of shares at the applicable price.

          Notwithstanding the foregoing, no employee will be permitted to subscribe for shares under the ESPP if, immediately after the grant of the option, the employee would own 5% or more of the voting power or value of all our classes of stock or of all classes of stock of our parent or of our subsidiaries (including stock that may be purchased under the ESPP or pursuant to any other options), nor shall any employee be granted an option that would permit the employee to purchase stock under all of our employee stock purchase plans in excess of $25,000 of fair market value of stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

•	Withdrawal

          A participant’s interest in a given offering may be terminated in whole, but not in part, by signing and delivering to us a notice of withdrawal from the ESPP.  Any withdrawal by the participant of accumulated payroll deductions for a given offering period automatically terminates the participant’s interest in that offering period.  The ESPP also provides that participants will be deemed to have withdrawn from an offering during certain leaves of absence.  In addition, if the fair market value of Common Stock on any Exercise Date in an offering period is lower than the fair market value of Common Stock on the enrollment date of such offering period, then all participants in such offering period shall be automatically withdrawn from such offering period immediately after the exercise of their options on such Exercise Date and automatically re-enrolled in the immediately following offering period.  Generally, a participant’s withdrawal from an offering period does not affect such participant’s eligibility to participate in subsequent offering periods.

•	Termination of Employment

          Termination of a participant’s employment for any reason, including retirement or death, cancels his or her participation in the ESPP immediately.  In such event, the payroll deductions credited to the participant’s account will be returned to such participant or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement.

•	Capital Changes

          In the event any change is made in our capitalization, such as a stock split or stock dividend, that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by us, appropriate adjustments will be made in the shares subject to purchase under the ESPP and in the purchase price per share, subject to any required action by our shareholders.  In the event of our liquidation or dissolution, the offering periods then in progress will terminate immediately prior to the consummation of such event, unless otherwise provided by our Board.  In the event of a sale of all or substantially all of our assets, or a merger with or into another corporation, each option under the ESPP shall be assumed or an equivalent option shall be submitted by such successor corporation or a parent or subsidiary of such successor corporation.  If the successor corporation refuses to assume or substitute for the outstanding options, the offering period then in progress will be shortened and a new exercise date will be set.

•	Nonassignability

          No rights or accumulated payroll deductions of a participant under the ESPP may be pledged, assigned, or transferred for any reason and any such attempt may be treated by us as an election to withdraw from the ESPP.

•	Amendment and Termination

          Our Board may at any time amend or terminate the ESPP, provided that such termination shall not affect options previously granted, except that an offering period may be terminated or shortened by our Board at any time.  No amendment may be made to the ESPP without prior approval of our shareholders if such amendment would constitute an amendment for which shareholder approval is required under the federal securities laws or the Code.  The ESPP will terminate on August 2, 2013, unless further extended or earlier terminated.

          As discussed above, the Board of Directors amended the ESPP on April 22, 2005, to state specifically that the Board (or its committee) may, in its discretion and without shareholder approval or the consent of any ESPP participants, modify or amend the ESPP to the extent necessary or desirable to reduce or eliminate unfavorable financial accounting consequences.  This may include, but is not limited to, amending the ESPP to conform with the safe harbor definition under Statement of Financial Accounting Standards 123 (revised December 2004); altering the purchase price for any purchase or offering period; shortening any purchase or offering period; reducing the maximum percentage of compensation a participant may elect to set aside as payroll deductions; and reducing the maximum number of shares a participant may purchase during any purchase or offering period.  Any of these changes could be taken with respect to an offering or purchase period already underway at the time of the change.

Certain Federal Income Tax Information

          The ESPP and the right of participants to make purchases under the ESPP are intended to qualify under the provisions of Sections 421 and 423 of the Code.  Under these provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP.  Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the holding period.  If the shares are sold or disposed of more than two years from the first day of the offering period and one year from the date of purchase, the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period.  Any additional gain will be treated as long-term capital gain.  If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price.  Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.  We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

          The foregoing summary of the federal income tax consequences of ESPP transactions is based on federal income tax laws in effect on the date of this Proxy Statement.  This summary does not purport to be comprehensive, and does not describe foreign, state, or local tax consequences.

Amended Plan Benefits

          The number of shares that an employee may purchase under the ESPP cannot be determined in advance because participation is voluntary.  Our executive officers have an interest in this proposal because they are eligible to purchase shares under the ESPP.  Only directors who are also employees of Actel are eligible to purchase shares under the ESPP.

          The following table summarizes the approximate dollar value and number of shares purchased with contributions made under the ESPP in 2004 by (i) the executive officers named in the Summary Compensation Table, (ii) all executive officers as a group, and (iii) all employees who are not executive officers as a group.  Only directors who are also executive officers are eligible to purchase shares under the ESPP.

Amended Plan Benefits

	1993 Employee Stock Purchase Plan (1)

Name and Position	Dollar Value (2)	Number of Shares Purchased (3)

John C. East President and Chief Executive Officer	$0	0
Esmat Z. Hamdy Senior Vice President of Technology and Operations	3,902	783
Paul V. Indaco Vice President of Sales	8,740	1,740
Dennis G. Kish Vice President of Marketing	411	85
Fares N. Mubarak Vice President of Engineering	8,593	1,749
Executive Officer Group (9 Persons)	48,840	9,787
Non-Executive Officer Employee Group	2,163,463	433,700

(1)	Future benefits under the ESPP are not determinable because participation in the ESPP is voluntary.

(2)

Indicates the difference between the price at which shares were purchased under the ESPP with contributions made in 2004 and $17.54, the closing price of Common Stock on December 31, 2004, the last business day in our 2004 fiscal year.

(3)

Indicates the number of shares that were purchased with contributions made in 2004 under the ESPP.  More specifically, the number in the table indicates shares of Common Stock purchased on January 31, 2004, July 31, 2004, and January 31, 2005, with contributions made under the ESPP in 2004, and excludes shares purchased on January 31, 2004, with contributions made under the ESPP in 2003 and shares purchased on January 31, 2005, with contributions made under the ESPP in January 2005.

PROPOSAL NO. 4  — RATIFICATION OF APPOINTMENT OF
REGISTERED PUBLIC ACCOUNTING FIRM

          The Audit Committee of the Board of Directors has selected Ernst & Young LLP to audit our financial statements for the current fiscal year, which ends January 1, 2006.  The decision of the Board of Directors to appoint Ernst & Young LLP was based on the recommendation of the Audit Committee.  Notwithstanding its selection, the Board of Directors, in its discretion, may appoint a new registered public accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of Actel and its shareholders.  Ernst & Young LLP has audited our financial statements since our initial public offering in 1993.

          Although ratification by shareholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the shareholders.  If the shareholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors may reconsider its selection.

          The Board of Directors recommends that shareholders vote “FOR” ratification of the selection of Ernst & Young LLP as our registered public accounting firm.

          Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Audit Fees

          The aggregate fees billed for professional services rendered by our registered public accounting firm, Ernst & Young LLP, for the most two recent fiscal years consisted of the following:

	2004		2003

Audit Fees (1)	$909,210		$380,562
Audit Related Fees (2)	$210,250		$41,210
Tax Fees (3)	$170,344	(4)	$346,944	(5)
All Other Fees	$0		$0

(1)

Represents the aggregate fees billed for professional services rendered for the audit of our annual financial statements, the review of the financial statements included in our quarterly reports during such period, and Section 404 attestation.

(2)

Represents the aggregate fees billed for professional advice and assistance to management in documentation of certain internal control processes in preparation for reporting management’s assessment under Section 404.

(3)

Consists of tax-related services performed in connection with the preparation of state and federal tax returns as well as other tax consulting matters, including an analysis regarding the realizability of net operating losses, international tax planning (including the set-up of a sales office in China), and assistance with an IRS audit.

(4)	Includes $98,000 in fees for services performed in connection with the preparation of state and federal tax returns.

(5)	Includes $90,000 in fees for services performed in connection with the preparation of state and federal tax returns.

Audit Committee’s Pre-Approval Policies and Procedures

          Our Audit Committee pre-approves all audit and permissible non-audit services provided by our registered public accounting firm.  These services may include audit services, audit-related services, tax services, and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  The registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the registered public accounting firm in accordance with this pre-approval.  The Audit Committee may also pre-approve particular services on a case-by-case basis.  In addition, the Audit Committee has delegated to its Chairman the authority to pre-approve audit and permissible non-audit services, provided that any such pr e-approval decision is presented to the full Audit Committee at its next scheduled meeting.  All audit, audit-related, and tax services rendered by Ernst & Young for our 2003 and 2004 fiscal years were pre-approved by the Audit Committee.

OTHER INFORMATION

Security Ownership of Management

          The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of the Record Date by (i) each director and nominee, (ii) each officer named in the Summary Compensation Table, and (iii) all directors and officers as a group:

Name	Shares Beneficially Owned (1)	Percentage Beneficially Owned (2)

John C. East (3)	455,332	1.78%
James R. Fiebiger (3)	32,500	*
Esmat Z. Hamdy (3)	186,332	*
Paul V. Indaco (3)	283,244	1.11%
Jacob S. Jacobson (3)	42,500	*
Dennis G. Kish (3)	210,726	*
J. Daniel McCranie (3)	25,000	*
Fares N. Mubarak (3)	210,131	*
Henry L. Perret (3)	44,238	*
Robert G. Spencer (3)	57,666	*
All Directors and Executive Officers as a Group (14 persons) (3)	2,096,357	7.74%

*	Less than one percent.

(1)

Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons and entities named in the table have sole voting and sole investment power with respect to all shares of Common Stock beneficially owned.

(2)

Calculated as a percentage of shares of Common Stock outstanding as of the Record Date.  For each named person, Common Stock that the person has the right to acquire either currently or within 60 days of the Record Date, including through the exercise of an option, is included in the shares beneficially owned by that person and in the total number of shares of Common Stock outstanding; however, such Common Stock is not deemed outstanding for the purpose of computing the percentage owned by any other person.

(3)

Includes for each indicated director and officer shares issuable pursuant to stock options that are exercisable within 60 days after the Record Date:  for Mr. East, 377,928 shares; for Dr. Fiebiger, 32,500 shares; for Mr. Hamdy, 143,936 shares; for Mr. Indaco, 277,624 shares; for Mr. Jacobsson, 42,500 shares; for Mr. Kish, 210,624 shares; for Mr. McCranie, 25,000 shares; for Mr. Mubarak, 206,672 shares; for Mr. Perret, 20,000 shares; for Mr. Spencer, 50,000 shares; and for all directors and officers as a group, 1,921,091 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

          To our knowledge, based solely on our review of the copies of reports furnished to us, all of our directors, officers, beneficial owners of more than ten percent of Actel Common Stock, and other persons subject to Section 16 of the Exchange Act with respect to Actel Common Stock filed with the SEC on a timely basis all reports required by Section 16(a) of the Exchange Act during our most recent fiscal year.

Director Candidates

          The policy of the Nominating Committee is to consider recommended nominees for the Board of Directors from shareholders holding no less than 1% of our Common Stock continuously for at least 12 months prior to the date of the submission of the recommendation.  Shareholder recommendations for candidates to the Board of Directors must be directed in writing to Actel Corporation, Corporate Secretary, 2061 Stierlin Ct., Mountain View, CA 94043, and received not less than ninety (90) nor more than one hundred twenty (120) calendar days in advance of the anniversary of the date our proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders.

          Shareholder recommendations must include the candidate’s name, age, business address, and residence address; the candidate’s principal occupation or employment; the class and number of shares of Actel that are beneficially owned by such candidate; detailed biographical data and qualifications and information regarding any relationships between the candidate and Actel within the last three years; and any other information relating to such candidate that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, under the Exchange Act.  A shareholder’s recommendation to the Secretary must also set forth the name and address, as they appear on Actel’s books, of the shareholder making such recommendation; the class and number of shares of Actel that are beneficially owned by the shareholder and the date such shares were acquired by the shareholder; any material interest of the shareholder in such recommendation; a description of all arrangements or understandings between the shareholder making such recommendation and the candidate and any other person or persons (naming such person or persons) pursuant to which the recommendation is made by the shareholder; a statement from the recommending shareholder in support of the candidate, references for the candidate, and the candidate’s written consent to being named as a nominee and willingness to serve, if elected; and any other information that is required to be provided by the shareholder under the Exchange Act as a proponent of a shareholder proposal.

          In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Nominating Committee considers all factors it considers appropriate, including judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service, and potential conflicts of interest, as well as the then-current size and composition of the Board of Directors and the needs of the Board and its committees.  The Nominating Committee requires the following minimum qualifications to be satisfied by any nominee for a position on the Board:  the highest personal and professional ethics and integrity; proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment; skills that are complementary to those of the existing Board; the ability to assist and support management and make significant contributions to Actel’s success; and an understanding of the fiduciary responsibilities that is required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

Audit Committee Report

          The following report is provided to shareholders by the Audit Committee of the Board of Directors.  This report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C, or to the liabilities of Section 18 of the Exchange Act, except to the extent that Actel specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

          The Audit Committee of Actel’s Board of Directors is currently composed of three directors and operates under a written charter adopted by the Board.  Henry L. Perret was added to Actel’s Board of Directors on January 17, 2003, and appointed to the Audit Committee to serve as the Audit Committee Financial Expert.  Mr. Perret was employed by Actel from January 1996 until August 2001, last serving as Vice President of Finance and Chief Financial Officer.  At the time of his appointment, Mr. Perret was not an “independent director” as defined in Nasdaq Rule 4200.  The Board of Directors determined that Mr. Perret’s membership on the Audit Committee was in the best interests of Actel and its shareholders because of his experience and sophistication in accounting and financial matters and his familiarity with Actel and its financial statements.  The current members of the Committee are listed at the end of this report.  The Board of Directors has determined that each member of the Audit Committee, including Mr. Perret, is an “independent director” as defined in Nasdaq Rule 4200 and meets the additional, more stringent requirements specified in Nasdaq Rule 4350 that apply to directors serving on audit committees.

          Management is responsible for Actel’s internal controls over the financial reporting process, including preparation of the financial statements and footnotes.  Actel’s registered public accounting firm is responsible for performing an independent audit of Actel’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon.  The Committee’s responsibility is to monitor these processes.  In addition, the Committee appoints Actel’s registered public accounting firm (Ernst & Young LLP).

          In this context, the Committee has reviewed and discussed with Actel’s management and registered public accounting firm the overall scope and plans for the independent audit as well as the audited financial statements.  Management represented to the Committee that Actel’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

          Discussions about Actel’s audited financial statements included the registered public accounting firm’s judgments about the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.  The Committee also discussed with the registered public accounting firm other matters required by Statement on Auditing Standards (SAS) No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications.

          Actel’s registered public accounting firm provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Committee discussed the registered public accounting firm’s independence with management and the registered public accounting firm.  In addition, the Committee considered whether the tax and other non-audit consulting services provided by the registered public accounting firm could impair the registered public accounting firm’s independence and concluded that such services have not impaired the registered public accounting firm’s independence.  All professional services provided by the registered public accounting firm were pre-approved by the Audit committee.

          Based on the Committee’s discussion with management and the registered public accounting firm and the Committee’s review of the representations of management and the report of the registered public accounting firm to the Committee, the Committee recommended to the Board that the audited consolidated financial statements be included in Actel’s Annual Report on Form 10-K filed with the SEC for the year ended January 2, 2005.

Henry L. Perret (Chairman)
James R. Fiebiger
Jacob S. Jacobsson

Shareholder Communications to the Board of Directors

          The Board of Directors has a process, approved by a majority of the independent directors, for shareholders to send communications to the Board of Directors.  Shareholders can send communications to the Board or any specified individual director by email addressed to the Corporate Secretary at vandehey@actel.com.

Director Attendance at Annual Meetings

          Our policy is that the members of the Board of Directors are expected to attend our annual meetings if practicable.  All members of the Board of Directors attended the 2004 Annual Meeting of Shareholders.

Executive Compensation

•	Summary of Officer Compensation

          The following table sets forth information concerning the compensation of the five mostly highly compensated executive officers who were serving as executive officers of the Company at the end of the last completed fiscal year:

Summary Compensation Table (1)

						Long Term Compensation

		Annual Compensation				Awards

Name and Principal Position	Year	Salary	Bonus (2)	Other Annual Compensation		Securities Underlying Options

John C. East	2004	$395,427	$0	$1,500	(3)	130,000
President and Chief Executive	2003	364,391	63,929	0		107,000
Officer	2002	381,894	0	0		120,000
Esmat Z. Hamdy	2004	290,904	0	1,500	(3)	45,000
Senior Vice President of	2003	280,957	31,355	0		40,000
Technology & Operations	2002	280,957	0	0		45,000
Paul V. Indaco	2004	268,227	0	10,200	(3)(4)	45,000
Vice President of Sales	2003	259,064	28,911	8,700	(4)	40,000
	2002	259,064	0	8,700	(4)	45,000
Dennis G. Kish	2004	252,708	0	1,500	(3)	45,000
Vice President of Marketing	2003	235,000	26,226	0		40,000
	2002	233,257	0	0		45,000
Fares N. Mubarak	2004	283,040	0	1,500	(3)	45,000
Vice President of Engineering	2003	273,420	30,514	0		40,000
	2002	273,505	0	0		45,000

(1)	Except as set forth in this table, there was no reportable compensation awarded to, earned by, or paid to the named executive officers in 2004.

(2)	The Company pays bonuses in the year following that in which the bonuses were earned.

(3)

The Company made a make a profit-sharing contribution under the Actel Corporation 401(k) Profit Sharing Plan to eligible employees for the Company’s 2004 fiscal year in an amount equal to 1% of each eligible employee’s gross earnings for the 2004 calendar year, up to a maximum contribution of $1,500.  The contribution was paid in 2005.

(3)	Other compensation related to car allowance.

•	Option Grants

          The following table sets forth certain information with respect to stock options granted during 2004 to each of the executive officers named in the Summary Compensation Table:

Option Grants in Last Fiscal Year

	Individual Grants (1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)

Name	Number of Securities Underlying Options (3)	% of Total Options Granted to Employees in Fiscal Year	Per Share Exercise Price	Expiration Date	5%	10%

John C. East	130,000 (4)	9.79%	$24.759	03/02/14	$2,024,204	$5,129,731
Esmat Z. Hamdy	45,000 (4)	3.39	24.759	03/02/14	700,686	1,775,676
Paul V. Indaco	45,000 (4)	3.39	24.759	03/02/14	700,686	1,775,676
Dennis G. Kish	45,000 (4)	3.39	24.759	03/02/14	700,686	1,775,676
Fares N. Mubarak	45,000 (4)	3.39	24.759	03/02/14	700,686	1,775,676

(1)

The exercise price of these options is equal to the fair market value of Common Stock on the date of grant, as determined by our Board of Directors.  The options expire ten years from the date of grant, are not transferable by the optionee (other than by will or the laws of descent and distribution), and are exercisable during the optionee’s lifetime only by the optionee.  To the extent exercisable at the time of termination, options may be exercised within 12 months following termination of the optionee’s employment, unless termination is the result of death, in which case the options become fully vested and may be exercised at any time within 12 months following death by the optionee’s estate or a person who acquired the right to exercise the option by bequest or inheritance.

(2)

The 5% and 10% assumed annual rates of appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future Common Stock prices.  The “potential realizable value” was calculated at the assumed rates of appreciation using the applicable exercise price as the base.

(3)	Options vest and are fully exercisable upon an involuntary termination other than “for cause,” or a voluntary termination “for good reason,” following a “change of control.”

(4)	Option begins vesting August 1, 2004, and vests 50% on August 1, 2006, then quarterly at a rate of 6.25% until August 1, 2008.

•	Option Values

          The following table sets forth certain information concerning the number of options exercised during 2004 by the executive officers named in the Summary Compensation Table, as well as the number and aggregate value of shares covered by both exercisable and unexercisable stock options held by such executive officers as of January 2, 2005, the end of the fiscal year.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)

Name	Shares Acquired On Exercise	Value Realized (2)	Exercisable	Not Exercisable	Exercisable	Not Exercisable

John C. East	54,563	$646,242	338,554	312,937	$34,357	$255,730
Paul V. Indaco	0	0	262,937	114,063	641,738	95,600
Esmat Z. Hamdy	0	0	128,937	114,063	0	95,600
Dennis G. Kish	0	0	195,937	114,063	0	95,600
Fares N. Mubarak	0	0	191,985	114,063	204,399	95,600

(1)	Calculated on the basis of the difference between the closing sale price at the fiscal year end ($17.54) and the exercise price.

(2)	Calculated on the basis of the difference between the exercise price and (i) the sale price when the exercised option is sold on the same day or (ii) the closing sale price on the exercise date.

Director Compensation

•	Cash Compensation

          As compensation for their services, directors who are not employees receive an annual retainer of $26,000.  In addition, the Audit Committee Financial Expert and Chairman receives $25,000, and each other member of the Audit Committee receives $10,000; the Chairman of the Compensation Committee receives $10,000, and each other member of the Compensation Committee receives $5,000; and the Chairman of the Nominating Committee receives $6,000, and each other member of the Nominating Committee receives $3,000.  Directors are also reimbursed for reasonable out-of-pocket expenses incurred in the performance of their duties.

•	2003 Director Stock Option Plan

          Our 2003 Directors’ Stock Option Plan (Director Plan) provides for the grant of nonstatutory stock options to nonemployee directors.  Under the Director Plan, each eligible director is granted an initial option to purchase 12,500 shares of Common Stock on the date on which such person first becomes an eligible director and an additional option to purchase 12,500 shares on each subsequent date that such person is elected as a director at an annual meeting of our shareholders.  The exercise price is the closing sales price of Common Stock quoted on the Nasdaq National Market on the date of grant.  All options become exercisable on the date of the first annual meeting of shareholders that is at least six months after the date of grant, subject to the optionee remaining a director until that annual meeting.  Vested options are exercisable within four years after the date an optionee cea ses to serve as a director, provided that no option may be exercised after its expiration date (which is ten years from the date of grant).

Change-in-Control Arrangements

          We have entered into Management Continuity Agreements with our executive officers, which are designed to ensure continued service in the event of a “change of control.”  Each Agreement provides for accelerated vesting of an officer’s stock options outstanding at the time of a change in control if the officer dies or in the event of an “involuntary termination” of the officer’s employment other than for “cause” following the change of control.

          We also have an Employee Retention Plan, which provides that all employees who hold unvested stock options as of the date of any “change of control” shall receive, upon remaining in our employ for six months following the date of such change of control (or upon an earlier termination of employment other than for “cause”), an amount equal to one-third of the aggregate “spread” on their unvested options as of the date of such change of control.  “Spread” is defined as the difference between the change-of-control price and the option exercise price.  Payment may be made in cash, Common Stock, or a combination of cash and Common Stock.  Such payment is in addition to any value realized by the employee upon exercise of any such unvested options.

          “Change of control” is defined as (i) acquisition by any person of beneficial ownership of more than 30% of the combined voting power of our outstanding securities; (ii) a change in a majority of our Board of Directors within a two-year period; (iii) our merger or consolidation with any other corporation that has been approved by our shareholders, other than a merger or consolidation that would result in our voting securities outstanding immediately prior the merger or consolidation continuing to represent at least 50% of the total voting power of the surviving entity outstanding immediately after such merger or consolidation; or (iv) approval by our shareholders of a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of our assets.

Compensation Committee Interlocks and Insider Participation

          During fiscal year 2004, no member of the Compensation Committee was an officer or employee or former officer or employee of Actel or any of its subsidiaries.  No member of the Compensation Committee or executive officer of Actel served as a member of the Board of Directors or Compensation Committee of any entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.  Finally, no member of the Compensation Committee had any other relationship requiring disclosure.

Compensation Committee Report

          The following report is provided to shareholders by the Compensation Committee of the Board of Directors.  This report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C, or to the liabilities of Section 18 of the Exchange Act, except to the extent that Actel specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

•	Background

          The Compensation Committee is a standing committee of the Board of Directors with the same authority as the Board to act on all compensation matters, except for actions requiring shareholder approval or related to the compensation of directors.  Since Actel’s incorporation in 1986, the Committee has been primarily responsible for establishing and reviewing Actel’s management compensation policies.  Since Actel’s initial public offering in August 1993, the Committee has formally administered Actel’s management compensation policies and plans, including the 1986 Incentive Stock Option Plan, 1993 Employee Stock Purchase Plan, and 1995 Employee and Consultant Stock Plan.  No member of the Committee is a former or current officer or employee of Actel.

          Meetings of the Committee are attended by Actel’s Vice President of Human Resources and, as needed (but at least once a year) by an independent executive compensation consultant retained by the Committee.  Actel’s Vice President of Human Resources and the independent executive compensation consultant provide the Committee with background and market analysis and information and make executive compensation recommendations, but do not vote on any matter before the Committee.  The Committee sometimes requests other executive officers, including Actel’s Chief Executive Officer, Chief Financial Officer, or General Counsel, to attend portions of the Committee’s meetings.  At the end of each meeting, all executive officers are excused and the Committee meets in private.  During 2004, the Committee held six meetings and acted by unanimous written consent on ten other occasions.

          Each calendar quarter, the Committee reviews the projected payout of the annual bonus plan.  Each year, the independent consultant prepares and the Committee reviews the projected total compensation that could accrue to the named executive officers under various scenarios of stock prices and Company performance, and an analysis of the dilutive effect of the Company’s compensation plans under various scenarios of equity usage.  After such a review at the end of 2004, the Committee concluded that the planned share usage under the equity plans is reasonable.

•	Compensation Policy

          There are three major elements of Actel’s executive compensation program. The first element is annual cash compensation in the form of base salary and incentive bonuses. The second element is long-term incentive stock options, which are designed to align compensation incentives with shareholder goals. The third element is compensation and employee benefits generally available to all employees of Actel, such as the 1993 Employee Stock Purchase Plan, health insurance, and a 401(k) plan.  Actel also maintains a non-qualified Deferred Compensation Plan for highly compensated employees.  There are no Company contributions to the Deferred Compensation Plan and no guaranteed rates of return on any deferred compensation.  Actel does not provide executive perquisites (such as reserved parking spaces, separate dining areas, separate travel policies, personal services or allowances for personal services, etc.) or offer any health, life, or other benefit program only to executives.  Consistent with Actel’s practice of paying car allowances to members of the Sales organization, Actel’s Vice President of Worldwide Sales receives a car allowance.

          The compensation of each officer is determined principally by considering the compensation for officers in similar positions with approximately 20 companies in the semiconductor or semiconductor related industries that have annual revenues between $20 million and $1.5 billion (Peer Group), with the majority of the Peer Group in the $150-400 million range.  The purpose of monitoring the Peer Group is to provide a stable and continuing frame of reference for compensation decisions.  Most of the companies in the Peer Group are included in the Nasdaq Electronic Component Stocks index (see “Company Stock Performance” below).  The composition of the Peer Group is subject to change from year to year based on the Committee’s assessment of comparability, including the extent to which the Peer Group reflects changes occurring within Actel and in the industry as a whole.  The Committee’s policy is to have officer compensation near the average and median of the Peer Group.

          After analyzing Peer Group base salaries and comparing them with the base salaries of Actel’s officers, the Committee determines an annual salary increase budget.  In January 2004, the Committee approved increases averaging 6.0% of salary for named officers and 6.7% of salary for all executives.

          Under Actel’s Executive Bonus Plan for 2004, incentive cash payments were tied to Actel’s profitability, calculated on a pro-forma basis before taxes.  The profitability objective was established in the Executive Bonus Plan on a sliding scale, so that the percentage achievement was determinable objectively at the end of the year.  In 2004, Actel did not achieve profitability above the minimum level required by the Executive Bonus Plan.  The Committee believes that no bonus payment for 2004 was appropriate in light of Actel’s operating results.

          The Committee believes that executive officers should hold substantial, long-term equity stakes in Actel so that the interests of executive officers will correspond with the interests of the shareholders.  As a result, stock options constitute a significant portion of the compensation paid by Actel to its officers.  After analyzing the practices of the Peer Group, the Committee determines an annual budget for option grants to Actel’s employees and officers.  In granting stock options to officers, the Committee considers a number of factors, such as the officer’s position, responsibility, and equity interest in Actel, and evaluates the officer’s past performance and future potential to influence the long-term growth and profitability of Actel.  After taking these considerations into account, the Committee granted to Messrs. East, Hamdy, Indaco, Kish, and Mubarak in 2004 the options to purchase shares of Common Stock shown on the “Option Grants” table.  All of such options were granted at the value of Actel’s Common Stock on the date of grant.

•	Compensation of Chief Executive Officer

          The Committee generally uses the same factors and criteria described above in making compensation decisions regarding the Chief Executive Officer.  In 2004, Mr. East’s annual base salary increased from $381,894 to $401,000, an increase of 5%.  Mr. East’s 2004 bonus was determined under Actel’s Executive Bonus Plan in the manner described above and resulted in no bonus payment.  All compensation received by the CEO is covered in the tables in this proxy statement.  The Committee, after reviewing the total compensation package of the CEO, concluded that such compensation is fair and reasonable.

•	Deductibility of Executive Compensation

          Beginning in 1994, the Internal Revenue Code limited the federal income tax deductibility of compensation paid to a corporation’s chief executive and to each of the other four most highly compensated executive officers.  For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise.  Actel may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as shareholder approval).  Considering Actel’s current compensation plans and policy, Actel and the Committee believe that, for the near future, there is little risk that Actel will lose any significant tax deduction relating to executive compensation.  If the deductibility of executive compensation becomes a significant issue, Actel’s compensation plans and policy will be modified to maximize deductibility if the Committee determines that such action is in the best interests of Actel.

J. Daniel McCranie (Chairman)
James R. Fiebiger
Robert G. Spencer

Company Stock Performance

          The following information shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C, or to the liabilities of Section 18 of the Exchange Act, except to the extent that Actel specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

          The following graph shows a comparison of cumulative total return for Common Stock, The Nasdaq Stock Market (US), and Nasdaq Electronic Component Stocks.  In preparing the graph, we assumed that $100 was invested on December 31, 1999, in (i) Actel’s Common Stock, (ii) The Nasdaq Stock Market (US) index, and (iii) the Nasdaq Electronic Component Stocks index, and that all dividends were reinvested.

Comparison of Cumulative Total Return

Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.  The closing sale price of our Common Stock on December 31, 2004, was $17.54.  The closing sale price of our Common Stock on April 29, 2005, was $14.03.

OTHER MATTERS

          We know of no other matters to be submitted to the Annual Meeting.  If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

DAVID L. VAN DE HEY

Secretary

Dated:  April 30, 2005

Appendix A

ACTEL CORPORATION

1986 EQUITY INCENTIVE PLAN

Amended and Restated Effective June 3, 2005

          1.          Purposes of the Plan.  The purposes of this Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company’s business.

          Awards granted hereunder may be Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Shares, Performance Units or Restricted Stock Units, at the discretion of the Administrator and as reflected in the terms of the written option agreement.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” shall mean the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Annual Revenue” shall mean the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles.

(c) “Applicable Laws” shall mean the legal requirements relating to the administration of equity incentive plans under California corporate and securities laws and the Code.

(d) “Award” shall mean, individually or collectively, a grant under the Plan of Options, Restricted Stock, Stock Appreciation Rights, Performance Shares, Performance Units or Restricted Stock Units.

            (e)        “Award Agreement” shall mean the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Awarded Stock” shall mean the Common Stock subject to an Award.

(g) “Board” shall mean the Board of Directors of the Company.

(h) “Cash Position” shall mean the Company’s level of cash and cash equivalents.

(i) “Common Stock” shall mean the Common Stock of the Company.

(j) “Committee” shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

(k) “Company” shall mean Actel Corporation, a California corporation.

            (l)        “Consultant” shall mean any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

            (m)        “Continuous Status as an Employee or Consultant” shall mean that the employment or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary.  Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of:  (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

(n) “Director” shall mean a member of the Board.

            (o)        “Dividend Equivalent” shall mean a credit, payable in cash, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.  Dividend Equivalents may be subject to the same vesting restrictions as the related Shares subject to an Award, at the discretion of the Administrator.

            (p)        “Earnings Per Share” shall mean as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

            (q)        “Employee” shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company.  The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

(r) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

              (i)          If the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange, as reported in the Wall Street Journal on the date of determination or, if the date of determination is not a trading day, the immediately preceding trading day;

              (ii)          If there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices, or closing price in the event quotations for the Common Stock are reported on the National Market System, of the Common Stock on the date of determination, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System); or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(t) “Fiscal Year” shall mean a fiscal year of the Company.

(u) “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

            (v)        “Individual Performance Objective” shall mean any individual Company business-related objective that is objectively determinable within the meaning of Code Section 162(m) and the Treasury Regulations promulgated thereunder.  Individual Performance Objectives shall include, but not be limited to, improvement in customer satisfaction and similar objectively determinable performance objectives related to the Participant’s job responsibilities with the Company.

(w) “Net Income” shall mean as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles.

(x) “Nonstatutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

(y) “Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

            (z)        “Operating Cash Flow” shall mean the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

(aa) “Operating Income” shall mean the Company’s or a business unit’s income from operations determined in accordance with generally accepted accounting principles.

(bb) “Option” shall mean a stock option granted pursuant to the Plan.

(cc) “Optioned Stock” shall mean the Common Stock subject to an Option.

(dd) “Parent” shall mean a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Internal Revenue Code of 1986, as amended.

(ee) “Participant” shall mean an Employee or Consultant who receives an Award.

            (ff)        “Performance Goals” shall mean the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award.  As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Net Income, (e) Operating Cash Flow, (f) Operating Income, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, (j) Total Stockholder Return, and (k) Individual Performance Objectives.  The Performance Goals may differ from Participant to Participant and from Award to Award.  The Administrator shall appropriately adjust any evaluation of performance under a Performance Goal to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual report to shareholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business units’ reported results.

(gg) “Performance Share” shall mean a performance share Award granted to a Participant pursuant to Section 12.

(hh) “Performance Unit” means a performance unit Award granted to a Participant pursuant to Section 13.

(ii) “Plan” shall mean this 1986 Equity Incentive Plan, as amended.

(jj) “Restricted Stock” shall mean a restricted stock Award granted to a Participant pursuant to Section 10.

            (kk)        “Restricted Stock Unit” shall mean a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 11.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

            (ll)        “Return on Assets” shall mean the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

(mm) “Return on Equity” shall mean the percentage equal to the Company’s Net Income divided by average shareholder’s equity, determined in accordance with generally accepted accounting principles.

            (nn)        “Return on Sales” shall mean the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

(oo) “Rule 16b-3” shall mean Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(pp) “Section 16(b)” shall mean Section 16(b) of the Exchange Act.

(qq) “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 18 of the Plan.

(rr) “Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted pursuant to Section 8 below.

(ss) “Subsidiary” shall mean a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

(tt) “Total Stockholder Return” shall mean the total return (change in share price plus reinvestment of any dividends) of a share of the Company’s common stock.

          3.          Stock Subject to the Plan.  Subject to the provisions of Section 18 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 5,497,897 shares of Common Stock, increased annually on the first day of each of the Company’s fiscal years during the term of the Plan (and subsequent to the May 2, 1996, amendment to and restatement of the Plan) in an amount equal to 5% of the Company’s common stock issued and outstanding at the close of business on the last day of the immediately preceding fiscal year (the “Annual Replenishment”), with only the 5,497,897 shares and subsequent annual increases in an amount equal to the lesser of (i) 885,931 shares and (ii) the number of shares subject to the Annual Replenishment to be available for issuance as “incentive stock options” qualified under Section 422 of the Internal Revenue Code.  All of the shares issuable under the Plan may be authorized, but unissued, or reacquired Common Stock.

                       Any Shares subject to Options or SARs shall be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto.  With respect to Awards granted on or after the date of receiving shareholder approval of the amended Plan in 2005, any Shares subject to Performance Shares, Restricted Stock or Restricted Stock Units with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this Section 3 as two Shares for every one Share subject thereto.  To the extent that a Share that was subject to an Award that counted as two Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3, the Plan shall be credited with two Shares.

                       If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Performance Shares or Restricted Stock Units, is forfeited to or repurchased by the Company at its original purchase price due to such Award failing to vest, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).  With respect to SARs, when an SAR is exercised, the shares subject to an SAR grant agreement shall be counted against the numerical limits of Section 3 above, as one share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise (i.e., shares withheld to satisfy the exercise price of an SAR shall not remain available for issuance under the Plan).  Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock, Performance Shares or Restricted Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company due to such Awards failing to vest, such Shares shall become available for future grant under the Plan.  Shares used to pay the exercise price of an Option shall not become available for future grant or sale under the Plan.  Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the Plan.  To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not reduce the number of Shares available for issuance under the Plan.  Any payout of Dividend Equivalents or Performance Units, because they are payable only in cash, shall not reduce the number of Shares available for issuance under the Plan.  Conversely, any forfeiture of Dividend Equivalents or Performance Units shall not increase the number of Shares available for issuance under the Plan.

          4.          Administration of the Plan.

(a) Procedure.

              (i)          Multiple Administrative Bodies.  If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

              (ii)          Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee consisting solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.

              (iii)          Administration With Respect to Directors and Officers Subject to Section 16(b).  With respect to Option grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with Rule 16b-3.  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3.

               (iv)          Administration With Respect to Other Persons.  With respect to Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws.  Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board.  The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

            (b)        Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value in accordance with Section 2(s) of the Plan;

(ii) to select the Consultants and Employees to whom Awards may be granted hereunder;

(iii) to determine whether and to what extent Awards are granted hereunder;

(iv) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(v) to approve forms of agreement for use under the Plan;

              (vi)          to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan;

(ix) to modify or amend each Award (subject to Section 21(c) of the Plan);

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to determine the terms and restrictions applicable to Awards;

(xii) to determine whether Awards will be adjusted for Dividend Equivalents and whether such Dividend Equivalents shall be subject to vesting; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

            (c)        Effect of Administrator’s Decision.  All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Awards granted under the Plan.

          5.          Eligibility.  Awards may be granted only to Employees and Consultants.  Incentive Stock Options may be granted only to Employees.  An Employee or Consultant who has been granted an Award may, if he or she is otherwise eligible, be granted an additional Award or Awards.

          6.          Code Section 162(m) Provisions.

(a) Option and SAR Annual Share Limit. No Participant shall be granted, in any Fiscal Year, Options and Stock Appreciation Rights to purchase more than 500,000 Shares; provided, however, that such limit shall be 1,000,000 Shares in the Participant’s first Fiscal Year of Company service.

            (b)          Restricted Stock, Performance Share and Restricted Stock Unit Annual Limit.  No Participant shall be granted, in any Fiscal Year, more than 250,000 Shares in the aggregate of the following: (i) Restricted Stock, (ii) Performance Shares, or (iii) Restricted Stock Units; provided, however, that such limit shall be 500,000 Shares in the Participant’s first Fiscal Year of Company service.

            (c)          Performance Units Annual Limit.  No Participant shall receive Performance Units, in any Fiscal Year, having an initial value greater than $500,000, provided, however, that such limit shall be $1,000,000 in the Participant’s first Fiscal Year of Company service.

            (d)          Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock, Performance Shares, Performance Units or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock, Performance Shares, Performance Units or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code.  In granting Restricted Stock, Performance Shares, Performance Units or Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

            (e)          Changes in Capitalization.  The numerical limitations in Sections 6(a) and (b) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 16(a).

          7.          Stock Options

            (a)          Type of Option.  Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s incentive stock options granted by the Company, any Parent or Subsidiary, that become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.  For purposes of this Section 7(a), incentive stock options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

             (b)          Option Repricing.  The Administrator shall not substitute new Options or SARs for previously granted Options or SARs or amend any Option or SAR to reduce the exercise price without first obtaining shareholder approval.

            (c)          Term of Option.  The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant.  Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

(d) Exercise Price and Consideration.

(i) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(A) In the case of an Incentive Stock Option

                                (1)          granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(2) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(B) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                       (ii)          The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of cash; check; promissory note; other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; for options granted subsequent to the effective date of the 1993 amendments to the Plan, delivery of a properly executed exercise notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale proceeds required; or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Law.

          8.          Stock Appreciation Rights.

            (a)        Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion.  Subject to Section 6(a) hereof, the Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

            (b)        Exercise Price and other Terms.  The per share exercise price for the Shares to be issued pursuant to exercise of an SAR shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant.  Otherwise, subject to Section 6(a) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant.

(c) Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

(d) Payment upon Exercise of SAR. At the discretion of the Administrator, and as specified in the Award Agreement, payment for a SAR may be in cash, Shares or a combination thereof.

            (e)        SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, whether it may be settled in cash, Shares or a combination thereof, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f) Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

          9.          Exercise of Option or SAR.

            (a)        Procedure for Exercise; Rights as a Shareholder. Any Option or SAR granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Participant, and as shall be permissible under the terms of the Plan.

An Option or SAR may not be exercised for a fraction of a Share.

                         An Option or SAR shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option or SAR by the person entitled to exercise the Option or SAR and, with respect to Options only, full payment for the Shares with respect to which the Option is exercised has been received by the Company.  With respect to Options only, full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 7(d) of the Plan.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 18 of the Plan.

            (b)        Termination of Status as an Employee or Consultant.  If an Employee or Consultant ceases to serve as an Employee or Consultant, he or she may, but only within 90 days (or such other period of time as is determined by the Administrator) after the date he or she ceases to be an Employee or Consultant (as the case may be) of the Company, exercise his or her Option or SAR to the extent that he or she was entitled to exercise it at the date of such termination.  To the extent that he or she was not entitled to exercise the Option or SAR at the date of such termination, or if he or she does not exercise such Option or SAR (which he or she was entitled to exercise) within the time specified herein, the Option or SAR shall terminate.

            (c)        Disability of Participant.  Notwithstanding the provisions of Section 9(b) above, in the event an Employee or Consultant is unable to continue his or her employment or consulting relationship with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), he or she may, but only within six (6) months (or such other period of time as is determined by the Administrator) from the date of termination, exercise his or her Option or SAR to the extent he or she was entitled to exercise it at the date of such termination (or to such greater extent as the Administrator may provide).  To the extent that he or she was not entitled to exercise the Option or SAR at the date of termination, or if he or she does not exercise such Option or SAR (which he or she was entitled to exercise) within the time specified herein, the Option or SAR shall terminate.

            (d)        Death of Participant.  In the event of the death of a Participant while in Continuous Status as an Employee or Consultant, the entire Option or SAR may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option or SAR as set forth in the Notice of Grant) by the Participant’s estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance.  If, after death, the Participant’s estate or a person who acquired the right to exercise the Option or SAR by bequest or inheritance does not exercise the Option or SAR within the time specified herein, the Option or SAR shall terminate, and the Shares covered by such Option shall revert to the Plan.

          10.          Restricted Stock.

               (a)          Grant of Restricted Stock.  Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion.  Subject to Section 6(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant, vesting or issuance of Restricted Stock.

               (b)          Other Terms.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan.  Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock or the restricted stock unit is awarded.  The Administrator may require the recipient to sign a Restricted Stock Award agreement as a condition of the award.  Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

               (c)          Restricted Stock Award Agreement.  Each Restricted Stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided; however, that if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than ten (10) years following the date of grant.

          11.          Restricted Stock Units.

               (a)          Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator.  After the Administrator determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in writing or electronically of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units and the form of payout, which, subject to Section 6(b) hereof, may be left to the discretion of the Administrator.

               (b)          Vesting Criteria and Other Terms.  The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.  The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

               (c)          Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement.  Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

               (d)          Form and Timing of Payment.  Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Award Agreement.  The Administrator, in its sole discretion and as specified in the Award Agreement, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof.

(e) Cancellation. On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

          12.          Performance Shares.

               (a)          Grant of Performance Shares.  Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion.  Subject to Section 6(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares.  Performance Shares shall be granted in the form of units to acquire Shares.  Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award.  Until the Shares are issued, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the units to acquire Shares.

               (b)          Other Terms.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan.  Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator.  The Administrator may require the recipient to sign a Performance Shares Award Agreement as a condition of the award.  Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

               (c)          Performance Share Award Agreement.  Each Performance Share grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

          13.          Performance Units.

               (a)          Grant of Performance Units.  Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date.  Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion.  The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units.  Performance Units shall be granted in the form of units to acquire Shares.  Each such unit shall be the cash equivalent of one Share of Common Stock.  No right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Performance Units or the cash payable thereunder.

(b) Number of Performance Units. Subject to Section 6(c) hereof, the Administrator will have complete discretion in determining the number of Performance Units granted to any Participant.

               (c)          Other Terms.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan.  Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the grant is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator.  The Administrator may require the recipient to sign a Performance Unit agreement as a condition of the award.  Any certificates representing the units awarded shall bear such legends as shall be determined by the Administrator.

                (d)          Performance Unit Award Agreement.  Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

          14.          Death of Participant.  In the event a Participant dies while in Continuous Status as an Employee or Participant, his or her Award shall vest in full.

          15.          Non-Transferability of Awards.  Except as determined otherwise by the Administrator in its sole discretion (but never a transfer in exchange for value), Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant, without the prior written consent of the Administrator.

          16.          Stock Withholding to Satisfy Withholding Tax Obligations.  When a Participant incurs tax liability in connection with the exercise, vesting or payout, as applicable, of an Award, which tax liability is subject to tax withholding under applicable tax laws, and the Participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Participant may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option or SAR or the Shares to be issued upon payout or vesting of the other Award, if any, that number of Shares having a Fair  Market Value equal to the amount required to be withheld.  The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).

                         All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

                         (a)          the election must be made on or prior to the applicable Tax Date; and

                         (b)          all elections shall be subject to the consent or disapproval of the Administrator.

                         In the event the election to have Shares subject to an Award withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Option or SAR is exercised or other Award is vested but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

          17.          Leaves of Absence.  Unless the Administrator provides otherwise or except as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall cease commencing on the first day of any unpaid leave of absence, or on the ninety-first day in the case of any leave of absence approved by the Board, and shall only recommence upon return to active service.

          18.          Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

              (a)          Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award and the annual share limitations under Sections 6(a) and (b) hereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

              (b)          Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable.  In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale.

                  (i)          Stock Options and SARs.  In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable.  If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or asset sale, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of thirty (30) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period.

                  (ii)          Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Dividend Equivalents.  In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Restricted Stock, Restricted Stock Unit, Performance Share and Performance Unit award and any related Dividend Equivalent shall be assumed or an equivalent Restricted Stock, Restricted Stock Unit, Performance Share, and Performance Unit award and any related Dividend Equivalent substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit award and any related Dividend Equivalent, the Participant shall fully vest in the Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit award and any related Dividend Equivalent, including as to Shares (or with respect to Dividend Equivalents and Performance Units, the cash equivalent thereof) which would not otherwise be vested.  For the purposes of this paragraph, a Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit and Deferred shall be considered assumed if, following the merger or asset sale, the award confers the right to purchase or receive, for each Share (or with respect to Dividend Equivalents and Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the merger or asset sale, the consideration (whether stock, cash, or other securities or property) received in the merger or asset sale by holders of the Company’s common stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or asset sale is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award (other than Dividend Equivalents and Performance Units) to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of the Company’s common stock in the merger or asset sale.

          19.          Time of Granting Awards.  The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award.  Notice of the determination shall be given to each Employee or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

          20.          Term of Plan.  The Plan shall continue in effect until May 18, 2011.

          21.          Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

               (b)        Shareholder Approval.  The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted).  Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

               (c)        Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

          22.          Conditions Upon Issuance of Shares.  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                         As a condition to the exercise or payout, as applicable, of an Award, the Company may require the person exercising such Option or SAR, or in the case of another Award (other than a Dividend Equivalent or Performance Unit), the person receiving the Shares upon vesting, to render to the Company a written statement containing such representations and warranties as, in the opinion of counsel for the Company, may be required to ensure compliance with any of the aforementioned relevant provisions of law, including a representation that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required.

          23.          Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.  Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

Appendix B

ACTEL CORPORATION

1993 EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated as of April 22, 2005

          The following constitute the provisions of the 1993 Employee Stock Purchase Plan of Actel Corporation.

          1.        Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.  It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code.  The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

          2.        Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the Common Stock of the Company.

(d) “Company” shall mean Actel Corporation, a California corporation.

          (e)          “Compensation” shall mean all base straight time gross earnings including commissions, overtime and shift premiums, and all incentive compensation, incentive payments, bonuses and other compensation.

(f) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (g)          “Employee” shall mean any individual who is an employee of the Company or any Designated Subsidiary for tax purposes whose employment with the Company or any Designated Subsidiary averages at least twenty (20) hours per week and more than five (5) months in any calendar year.  For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company.  Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

(h) “Enrollment Date” shall mean the first day of each Offering Period.

(i) “Exercise Date” shall mean the last day of each Offering Period.

(j) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

          (i)          If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, its Fair Market Value shall be the closing sale price for the Common Stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with  the greatest volume of trading in Common Stock) or system on the date of such determination, as reported in the Wall Street Journal or such other source as the Board deems reliable, or;

          (ii)          If the Common Stock is quoted on the NASDAQ system (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in the Wall Street Journal or such other source as the Board deems reliable, or;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (k)          “Offering Period” shall mean the period of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised; provided, however, any Offering Period in effect on or prior to July 1, 2005 will terminate with a final purchase date on July 1, 2005.  The first Offering Period following July 1, 2005 shall be approximately twenty-five (25) months long, commencing on July 5, 2005 and terminating on the last Trading Day in the period ending July 31, 2007.  The next Offering Period will commence on the first Trading Day on or after January 2, 2006 and shall terminate on the last Trading Day in the period ending January 31, 2008.  Thereafter, subsequent Offering Periods shall commence on the first Trading Day on or after August 1 and February 1 of each year and terminate on the last Trading Day of the periods ending twenty-four (24) months later.  The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 19 of this Plan.

(l) “Plan” shall mean this Employee Stock Purchase Plan.

          (m)          “Purchase Period” shall mean the approximately six month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.  The first Purchase Period for the Offering Period commencing July 5, 2005 shall terminate on January 1, 2006.  The second Purchase Period for the Offering Period commencing July 5, 2005 (and the first Purchase Period for the Offering Period commencing on the first Trading Day on or after January 2, 2006) shall commence on the first Trading Day on or after January 2, 2006 and shall terminate on the last Trading Day in the period ending July 31, 2006.  Thereafter, subsequent Purchase Periods shall revert to their normal six-month schedule, as specified in the first sentence of this Section 2(m).

(n) “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

          (o)          “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under options.

          (p)          “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(q) “Trading Day” shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

          3.          Eligibility.

(a) Any Employee (as defined in Section 2(g)), who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

          (b)          Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

          4.          Offering Periods.  The Plan shall be implemented by consecutive Offering Periods with the first Offering Period commencing after the date of the Company’s 2005 annual shareholder meeting commencing on July 5, 2005 and terminating on the last Trading Day in the period ending July 31, 2007.  The next Offering Period will commence on the first Trading Day on or after January 2, 2006 and shall terminate on the last Trading Day in the period ending January 31, 2008.  The next Offering Period will commence on the first Trading Day on or after August 1, 2006 and shall terminate on the last Trading Day in the period ending July 31, 2008.  Thereafter, subsequent Offering Periods shall commence on the first Trading Day on or after February 1 and August 1 of each year and terminate on the last Trading Day of the periods ending twenty-four months later.  The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

          5.          Participation.

          (a)          An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions (in the form of Exhibit A to this Plan) and filing it with the Company’s payroll office prior to the applicable Enrollment Date.

          (b)          Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof; provided, however, that with respect to the Purchase Period ending January 1, 2006, there will be a special payroll deduction made with respect to amounts deferred under this Plan pursuant to Compensation earned through January 1, 2006.

          6.          Payroll Deductions.

          (a)          At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant’s Compensation during said Offering Period.

          (b)          All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only.  A participant may not make any additional payments into such account.

          (c)          A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by filing with the Company a new subscription agreement authorizing a change in payroll deduction rate.  The Board may, in its discretion, limit the number of participation rate changes during any Offering Period.  The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly.  A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

          (d)          Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to 0% if the following should occur:  For the Purchase Periods that end during a single calendar year, the sum of all payroll deductions that have been used to purchase stock under the Plan plus all payroll deductions accumulated for the purchase of stock equals $21,250.  Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the subsequent calendar year, unless terminated by the participant as provided in Section 10 hereof.

          (e)          At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock.  At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

          7.          Grant of Option.  On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof; provided, further, that in no event shall any Employee purchase in excess of ten thousand shares in any Offering Period.  Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and the option shall expire on the last day of the Offering Period.

          8.          Exercise of Option.  Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account.  No fractional shares will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof.  Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant.  During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

          9.          Delivery.  As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

          10.          Withdrawal; Termination of Employment.

          (a)          A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan.  All of the participant’s payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period.  If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

          (b)          Upon a participant’s ceasing to be an Employee (as defined in Section 2(g) hereof), for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant’s option will be automatically terminated.

          11.          Interest.  No interest shall accrue on the payroll deductions of a participant in the Plan.

          12.          Stock.

          (a)          The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 1,150,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof.  In addition, subject to obtaining shareholder approval at the Company’s 2005 annual shareholder meeting, the maximum number of shares available for sale under the Plan shall be increased by an additional 1,000,000 shares for Offering Periods commencing on and after July 5, 2005.  If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

          13.          Administration.

          (a)          Administrative Body.  The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board.  The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan.  Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.  Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

(i) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

(ii) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

          (b)          Rule 16b-3 Limitations.  Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3.  Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not “disinterested” as that term is used in Rule 16b-3.

          14.          Designation of Beneficiary.

          (a)          A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash.  In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option.  If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b)          Such designation of beneficiary may be changed by the participant at any time by written notice.  In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

          15.          Transferability.  Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

          16.          Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

          17.          Reports.  Individual accounts will be maintained for each participant in the Plan.  Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

          18.          Adjustments Upon Changes in Capitalization.

          (a)          Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”.  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

          (b)          Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offering Periods will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

          (c)          Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date (the “New Exercise Date”) or to cancel each outstanding option to purchase and refund all sums collected from participants during the Offering Period then in progress.  If the Board shortens the Offering Periods then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 10 hereof.  For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

                      The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

          19.          Amendment or Termination.

          (a)          The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan.  Except as provided in Sections 18 and 19 hereof, no such termination can affect options previously granted, provided that outstanding and/or future Offering Periods may be shortened and/or terminated by the Board of Directors at any time.  Except as provided in Section 18 hereof and in the preceding sentence, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant.  To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

          (b)          Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

          (c)          In the event the Board (or its committee) determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board (or its committee) may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

          (i)          amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards 123 (revised December 2004), including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action;

(iv) reducing the maximum percentage of Compensation a Participant may elect to set aside as payroll deductions;

(v) reducing the maximum number of Shares a Participant may purchase during any Offering Period; and

(vi) allocating shares.

          Such modifications or amendments shall not require shareholder approval or the consent of any Plan participants.

          20.          Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

          21.          Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                         As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

          22.          Term of Plan.  The Plan became effective on the date on which the Company’s registration statement on Form S-1 (or any successor form thereof) is declared effective by the Securities and Exchange Commission.  It shall continue in effect until August 2, 2013, unless sooner terminated under Section 19 hereof.

          23.          Additional Restrictions of Rule 16b-3.  The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3.  This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

          24.          Automatic Transfer to Low Price Offering Period.  To the extent permitted by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their options on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

EXHIBIT A

ACTEL CORPORATION

1993 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

__________ Original Application	Enrollment Date: ______________________

__________ Change in Payroll Deduction Rate

__________ Change of Beneficiary (or Beneficiaries)

          1.                                                                                                                                                          hereby elects to participate in the Actel Corporation 1993 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

          2.          I hereby authorize payroll deductions from each paycheck in the amount of _________% of my Compensation on each payday (not to exceed 15%) during the Offering Period in accordance with the Employee Stock Purchase Plan.  (Please note that no fractional percentages are permitted.)

          3.          I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan.  I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

          4.          I have received a copy of the complete “Actel Corporation 1993 Employee Stock Purchase Plan.”  I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan.  I understand that the grant of the option by the Company under this Subscription Agreement is subject to obtaining shareholder approval of the Employee Stock Purchase Plan.

          5.          Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse Only):_______________________________________________________.

          6.          I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased over the price which I paid for the shares.  I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock.  The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me.  If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period.  The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

          7.          I hereby agree to be bound by the terms of the Employee Stock Purchase Plan.  The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

          8.          In the event of my death, I hereby designate the following as my beneficiary to receive all payments and shares due me under the Employee Stock Purchase Plan (if you wish to designate more than one beneficiary, execute and deliver copies of this page):

PLEASE PRINT

NAME:

	(First)	(Middle)	(Last)

Relationship

(Address)

          I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:

Signature of Employee

Spouse’s Signature (If beneficiary other than spouse)

EXHIBIT B

ACTEL CORPORATION

1993 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

          The undersigned participant in the Offering Period of the Actel Corporation 1993 Employee Stock Purchase Plan which began on __________________________, 20_____ (the “Enrollment Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period.  He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated.  The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

(Name and Address of Participant)

(Signature)

(Date)

ACTEL CORPORATION 2061 STIERLIN COURT MOUNTAIN VIEW, CA 94043	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Actel Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Actel Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ACTEL1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

ACTEL CORPORATION

The Board of Directors Recommends a Vote
FOR all Items.

Vote On Directors					For All	Withhold All	For All Except	To withhold authority to vote for any indicated nominee, mark “For All Except” and write the nominee’s number on the line below.
1.	Election of Directors:

	01)	John C. East	04)	J. Daniel McCranie
	02)	James R. Fiebiger	05)	Henry L. Perret	O	O	O
	03)	Jacob S. Jacobsson	06)	Robert G. Spencer

Vote On Proposals		For	Against	Abstain

2.	To approve amendments made in Amended and Restated 1986 Equity Incentive Plan.
		O	O	O
3.	To approve amendment made in Amended and Restated 1993 Employee Stock Purchase Plan.
		O	O	O
4.	To ratify the appointment of Ernst & Young LLP as Actel Corporation’s registered public accounting firm.
		O	O	O

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

		Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.		O	O

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

ACTEL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

June 3, 2005

10:00 a.m. Pacific Daylight Time

Embassy Suites

Embassy Suites Hotel Santa Clara-Silicon Valley is highly visible from US 101 North or South bound.

Northbound US Hwy 101, exit Great America Parkway/BowersAve.  Turn left onto BowersAve. and proceed to Augustine Dr.  Make a right on Augustine Drive.  Proceed one block, turn right onto Lakeside Drive. Hotel is on right side.

Southbound US Hwy. 101, exit Great America Parkway and veer right onto Bowers Ave.  First stoplight, turn right on Augustine Dr.  Proceed one block, turn right onto Lakeside Dr.  Hotel is on right.

PROXY

This proxy is solicited by the Board of Directors for use at theAnnual Meeting on June 3, 2005.  The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side of this card.  If no choice is specified, the proxy will be voted “FOR” all Items.  By signing the proxy, you revoke all prior proxies and appoint John C. East and Robert G. Spencer, and each of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

See reverse for voting instructions.